Exhibit 10.5

REAL ESTATE PURCHASE AND SALE AGREEMENT

THIS REAL ESTATE PURCHASE AND SALE AGREEMENT (this “Agreement”) is made as of the 22nd day of November, 2016 (the “Effective Date”), by and between KRG ST. CLOUD 13TH, LLC, a Delaware limited liability company (“Seller”), with an office at 30 S. Meridian Street, Suite 1100, Indianapolis, Indiana 46204, and THE PHILLIPS EDISON GROUP LLC, an Ohio limited liability company (“Purchaser”), with an office at 11501 Northlake Drive, Cincinnati, Ohio 45249.

RECITALS

A.            Seller is the owner of a certain parcel of land (the “Land”) in the City of St. Cloud, State of Florida (the “State”), which Land is more particularly described in Exhibit A attached hereto and incorporated herein, and upon which is located a commercial shopping center commonly known as Publix at St. Cloud.

B.            Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, the Property (as hereinafter defined), each in accordance with and subject to the terms and conditions set forth in this Agreement.

THEREFORE, in consideration of the above Recitals, the mutual covenants and agreements herein set forth and the benefits to be derived therefrom, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Seller agree as follows:

1.             PURCHASE AND SALE.

Subject to and in accordance with the terms and conditions set forth in this Agreement, Purchaser shall purchase from Seller, and Seller shall sell to Purchaser, the Land, together with: (i) all buildings and improvements located on, in, under, or upon the Land (the “Improvements”) and any and all rights, hereditaments, tenements, easements, licenses, profits, issues and privileges presently thereon or appertaining to the Land or Improvements (all of the foregoing, collectively with the Land and Improvements shall be referred to herein as the “Real Property”); (ii) Seller’s right, title and interest in and to the Leases (as defined in Section 9.1.5) and any security deposits paid by tenants or subtenants under the Leases and any guaranties thereof; (iii) all furniture, furnishings, fixtures, equipment (excluding computer hardware and software), tools and other tangible property (collectively, the “Personal Property”), if any, owned by Seller, located on the Real Property and used solely in connection therewith; and (iv) to the extent assignable or transferable and, subject to the terms hereof, all of Seller’s right, title, and interest in and to all intangible property (the “Intangible Property”), if any, pertaining to the Land, the Improvements or the Personal Property or the use thereof, including without limitation, an assignment of all roof warranties together with the consent of the warrantor, if required (provided that such consent may be obtained immediately post-Closing if required under the warranty), and all other warranties and guarantees (provided that Seller shall not be responsible for any costs related to the transfer of any warranties and guarantees, including any work required to be performed in order to effectuate such transfer), permits, certificates of occupancy, licenses, approvals, governmental authorizations, transferable utility contracts, and any plans and specifications (items (i) through (iv) above, together with the Land, are collectively referred to in this Agreement as the “Property”). All of the foregoing expressly excludes all property owned by tenants, subtenants or other users or occupants of the Property pursuant to the Leases.

2.             PURCHASE PRICE.

The total consideration to be paid by Purchaser to Seller for the Property is FOURTEEN MILLION SIX HUNDRED THOUSAND AND NO/100 DOLLARS ($14,600,000.00) (the “Purchase Price”). The Purchase Price shall be paid as follows:

2.1           Earnest Money.

2.1.1        Purchaser shall deliver to Fidelity National Title Group National Commercial Services – Atlanta, Attn. Linda Hart (the “Title Company”) within one (1) business day of the Effective Date earnest money in the sum of ONE HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($150,000.00) (together with any interest thereon, net of investment costs, the “Initial Earnest Money”). Purchaser’s failure to timely deliver the Initial Earnest Money as provided herein shall render this Agreement null and void. In the event Purchaser shall have timely delivered the Notice to Proceed (as hereinafter defined), as provided in Section 4.1.1 below, on or prior to the expiration of the Review Period (as hereinafter defined), then Purchaser shall, within one (1) business day after the expiration of the Review Period, deliver to the Title Company additional earnest money in the sum of ONE HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($150,000.00) (the “Additional Earnest Money”). If this Agreement is terminated, the Earnest Money shall be refunded to Purchaser or delivered to Seller as provided for below and neither party shall have any further liability to the other hereunder (except for liabilities that expressly survive termination of this Agreement). The Initial Earnest Money and the Additional Earnest Money, together with any interest earned thereon, net of investment costs, are collectively referred to in this Agreement as the “Earnest Money.” The Earnest Money shall be held and, at Purchaser’s election, invested by the Title Company in an interest bearing account with a federally insured financial institution reasonably acceptable to Purchaser. Any and all interest earned on the Earnest Money shall be reported to Purchaser’s federal tax identification number.

2.1.2        If the transaction contemplated by this Agreement (the “Transaction”) closes in accordance with the terms of this Agreement, the Earnest Money shall be applied as a credit to the Purchase Price, and the Title Company shall deliver the Earnest Money to Seller as partial payment of the Purchase Price on the Closing Date (as hereinafter defined).

2.1.3        Notwithstanding anything in this Agreement to the contrary, a portion of the Earnest Money in the amount of $100.00 shall be non-refundable and shall be distributed to Seller upon any termination of this Agreement as independent consideration for Seller’s performance under this Agreement and for the rights granted to Purchaser hereunder. Such $100.00 independent consideration shall be deducted from any refund or delivery of the Earnest Money to Purchaser pursuant to this Agreement and shall simultaneously be distributed to Seller.

2.2           Cash at Closing. At Closing, Purchaser shall pay to Seller, with current, federal funds wire transferred to Title Company, an amount equal to the Purchase Price, minus the sum of the Earnest Money which Seller shall receive at Closing from the Title Company, and plus or minus, as the case may require, the closing prorations and adjustments to be made pursuant to Section 5.4 below (collectively, the “Cash Amount”).

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3.             EVIDENCE OF TITLE.

3.1           Seller shall convey to Purchaser all of its right, title and interest in and to the Real Property at Closing by a special warranty deed subject only to (1) all real estate taxes and assessments due and payable after the date of Closing, (2) all encumbrances, rights-of-way, easements, covenants, conditions, restrictions and other matters of record, (3) zoning and other governmental restrictions and regulations, (4) all unrecorded written leases and the rights of tenants as tenants only thereunder, and (5) all matters that would be disclosed by a diligent inspection and/or an accurate survey of the Property (collectively, the “Permitted Exceptions”).

3.2           Purchaser has ordered, to be paid for by Seller, at its sole cost and expense, a current standard coverage title insurance commitment for an ALTA 2006 owner’s policy of title insurance committing the Title Company to insure Purchaser in the amount of the Purchase Price as the fee simple owner of the Real Property, without standard exceptions (the “Title Commitment”), together with copies of all recorded encumbrances and exceptions to title, from the Title Company. Seller has delivered to Purchaser a copy of that certain ALTA/ACSM Land Title Survey of the Real Property, dated January 28, 2010, and performed by Johnston’s Surveying Inc., as Job No. 10-006 (the “Existing Survey”). Purchaser may order an updated survey of the Real Property at Purchaser’s sole cost and expense. If Purchaser shall obtain an updated survey of the Real Property prior to the expiration of the Title Objection Period (as defined below), such updated survey shall be the “Survey”; otherwise, the Existing Survey shall be the “Survey”. Purchaser shall have until 5:00 p.m. (Eastern Standard Time) on November 23, 2016 (the “Title Objection Period”) within which to object, by written notice to Seller, to any exceptions to title set forth in the Title Commitment and/or to any state of facts in or disclosed by the Survey (the “Title Objection Notice”). Purchaser shall be deemed to have accepted all matters shown in the Title Commitment and the form and substance of the Survey, except only for matters expressly objected to in the Title Objection Notice prior to the expiration of the Title Objection Period. Seller shall have until 5:00 p.m. (Eastern Standard Time) on November 28, 2016 (such day, the “Seller Response Date”) in which to notify Purchaser that (i) Seller will cure the Title Objection Notice exceptions from title or, if applicable, cure the matters as shown on the Survey on or before the Closing Date; provided, that in no event shall Seller be obligated hereunder to effect such a cure, or (ii) Seller elects not to cause such exceptions or matters to be cured. If Seller fails to notify Purchaser of its election by the Seller Response Date, then Seller shall be deemed to have given notice under clause (ii) above. If Seller gives (or is deemed to have given) notice under clause (ii) above, then Purchaser shall have until the expiration of the Review Period in which to notify Seller and the Title Company that (x) Purchaser will nevertheless proceed with the Transaction and take title to the Real Property subject to such exceptions and such matters without reduction of the Purchase Price, or (y) Purchaser is terminating this Agreement. If Purchaser does not provide any notice contemplated by the immediately preceding sentence, then Purchaser shall be deemed to have elected to take title to the Real Property pursuant to clause (x) above. If this Agreement is terminated pursuant to clause (y), then this Agreement shall terminate and be of no further force and effect, no party hereto shall have any further rights or obligations hereunder (except for rights, liabilities or obligations that expressly survive termination of this Agreement), and the Title Company shall immediately return the Earnest Money to Purchaser. If Seller elects to cure the Title Objection Notice exceptions from title or to cure the matters as shown on the Survey, the Seller will use good faith efforts to do so. After the title review, objection and response periods, provided that this Agreement has not been terminated, Purchaser may seek to obtain from the Title Company a proforma policy of title insurance acceptable to Purchaser in its sole discretion, issued by the Title Company in accordance with the updated Title Commitment showing Purchaser as the insured thereunder in the amount of the Purchase Price and being subject only to (1) all real estate taxes and assessments due and payable after the date of Closing, (2) the rights of tenants under the Leases, as tenants only, (3) the encumbrances or exceptions to title shown on the Title Commitment to which Purchaser does not object pursuant to the terms hereof or which are otherwise allowed pursuant to this Agreement or which with Purchaser’s consent are waived and accepted, and (4) any matters shown on the Survey to which Purchaser does not object pursuant to the terms hereof or which are otherwise allowed pursuant to this Agreement or which with Purchaser’s consent are waived and accepted and expressly excluding (i) the “standard” exceptions, (ii) Monetary Liens (as defined below), and (iii) taxes and assessments with respect to Seller and/or the Real Property which are past due as of Closing (the “Proforma Policy”) and shall seek the Title Company’s irrevocable commitment to issue the Title Policy in accordance with the Proforma Policy.

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3.3           Notwithstanding anything in this Section 3 to the contrary, (a) Purchaser shall have no obligation to object to any mortgages, deeds of trust, mechanic’s liens, materialmen’s liens or judgment liens, excluding any of the foregoing monetary liens caused by or resulting from the acts of tenants or Purchaser (collectively, “Monetary Liens”), and all Monetary Liens are hereby deemed title objections, (b) Seller shall be obligated to satisfy, release, and discharge all Monetary Liens encumbering the Property on or before the Closing Date (provided, however, that if Monetary Liens are paid off as of Closing and the Title Company insures over such Monetary Liens as of Closing, the recordable release may be delivered after Closing so long as Seller uses diligent efforts to obtain such releases as soon as practicable after Closing) regardless of whether Purchaser specifically objects to them, and (c) except as provided in clause (b) above, Seller shall have no obligation to take any steps, bring any action or proceeding or incur any effort or expense whatsoever to eliminate, modify or cure any objection Purchaser may have pursuant to this Section 3 or otherwise.

3.4           To the extent that Purchaser may elect, at its option, to request the Title Company to issue endorsements to Purchaser’s owner’s policy of title insurance to be issued pursuant to the Title Commitment (the “Title Policy”), (i) the issuance of such endorsements shall be solely at Purchaser’s cost and expense unless Seller specifically agreed to provide any such endorsement to cure or remove a title or survey defect in response to Purchaser’s Title Objection Notice, and (ii) no such endorsements shall be a pre-condition to Purchaser’s obligation to consummate the Transaction.

4.             CONTINGENCIES AND CONDITIONS PRECEDENT.

4.1           Due Diligence Contingency.

4.1.1           Review Period. Purchaser shall have until 5:00 p.m. (Eastern Standard Time) on November 29, 2016 (the “Review Period”) to inspect the Property. Purchaser shall have the right, at any time prior to the end of the Review Period, in its sole discretion, to notify Seller: (i) that Purchaser elects to proceed with the Transaction contemplated by this Agreement beyond the expiration of the Review Period (the “Notice to Proceed”), and, in the event of such notice, Purchaser shall have no further right to terminate this Agreement pursuant to this Section 4.1.1, and the parties shall proceed to Closing, subject to satisfaction or waiver of the conditions set forth in Section 4.3 and Section 4.4; or (ii) of Purchaser’s termination of this Agreement, in which event this Agreement shall be of no further force or effect, the Earnest Money shall be returned to Purchaser, and neither party shall have any further liability or obligation hereunder except those that expressly survive termination. If Purchaser fails to deliver the Notice to Proceed prior to the expiration of the Review Period, this Agreement shall be deemed to have terminated automatically and, in such event this Agreement shall be of no further force or effect, the Earnest Money shall be returned to Purchaser, and neither party shall have any further liability or obligation hereunder except those that expressly survive termination.

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4.1.2           Access During Review Period. Purchaser and its agents, contractors, consultants, licensees and representatives (collectively, “Purchaser’s Representatives”) shall have reasonable access to the Property, including tenant spaces subject to the rights of tenants, during normal business hours, for the purpose of conducting necessary inspections and tests of the Property as Purchaser deems reasonably necessary or desirable, including surveys and architectural, engineering and environmental inspections and tests; provided that: (i) Purchaser must give Seller at least forty-eight (48) hours’ prior telephone or written notice (which may be given via e-mail to both Mitch Rippe at mrippe@kiterealty.com and Christian Trani at ctrani@kiterealty.com) of any such inspection or test. Seller shall use reasonable efforts to facilitate Purchaser’s request to inspect any tenant spaces, including the giving of any notices required by tenant Leases. With respect to any intrusive inspection or test (e.g., boring, drilling or core sampling), including, without limitation, a Phase II environmental assessment, any test required in connection with a Phase II environmental assessment or geotechnical analysis (and any invasive inspections in connection therewith), Purchaser must obtain Seller’s prior written consent, at Seller’s sole discretion, to such tests or inspections. Purchaser shall bear the cost of all such inspections, tests, investigations, or studies. Notwithstanding anything herein contained to the contrary, in the event that (x) the phase I environmental site assessment of the Real Property that Purchaser shall obtain during its investigation of the Property (i) shall recommend that a phase II environmental site assessment of the Real Property be conducted, and (ii) indicates the existence of a recognized environmental condition at the Real Property, and (y) Purchaser delivers to Seller a proposal by Purchaser’s environmental consultant indicating the scope of the phase II environmental site assessment (including the location of any borings to be located on the Real Property) and Seller consents to the same in accordance with this Section 4.1.2 prior to the expiration of the Review Period, then Purchaser shall have an additional fifteen (15) days after the expiration of the Review Period (the “Phase II Period”) to perform the phase II environmental site assessment in accordance with the approved proposal. If the phase II environmental site assessment finds contamination on, at, under or migrating from the Real Property in excess of applicable state or federal commercial/industrial regulatory limits, then Purchaser shall have the right to terminate this Agreement prior to the expiration of the Phase II Period, in which event this Agreement shall be of no further force or effect, the Earnest Money shall be returned to Purchaser, and neither party shall have any further liability or obligation hereunder except those that expressly survive termination. If the phase II environmental site assessment does not find contamination on, at, under or migrating from the Real Property in excess of applicable state or federal commercial/industrial regulatory limits of if Purchaser does not terminate the Agreement in accordance with the previous sentence, then the Closing Date, subject to satisfaction or waiver of the conditions set forth in Section 4.3 and Section 4.4, shall be extended to be the date that is fifteen (15) days after the expiration of the Phase II Period. At Seller’s election, Seller may designate and notify Purchaser in writing of the name of a representative of Seller to accompany Purchaser or Purchaser’s Representatives while on the Property, in which event Purchaser or Purchaser’s Representatives shall not enter onto the Property unless so accompanied. Seller will use reasonable efforts to make its representative available at all reasonable times proposed by Purchaser for entry onto the Property, provided that, if a representative of Seller is not available at the time of a scheduled entry by Purchaser or Purchaser’s Representatives, Purchaser and Purchaser’s Representatives shall nonetheless have the right to enter upon the Property for the purpose of conducting such inspections and tests of the Property.

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4.1.3           Terms of Access. In conducting any inspections, tests, investigations or studies of the Property, Purchaser shall (and shall cause Purchaser’s Representatives to): (i) not disturb the tenants at the Property or interfere with their use of the Property pursuant to their respective Leases or subleases in any material way; (ii) not unreasonably interfere with the operation and maintenance of the Property in any material way; (iii) not damage any part of the Property or any personal property owned or held by any tenant or any third party; (iv) not injure or otherwise cause bodily harm to Seller, its property manager, or their respective agents, guests, invitees, licensees, contractors, agents, or employees, or any tenants or their guests or invitees; (v) comply with all applicable laws; (vi) promptly pay when due the costs of all inspections, tests, investigations, and studies done with regard to the Property; (vii) not permit any liens to attach to the Property or any portion thereof by reason of the exercise of its rights hereunder; (viii) promptly and diligently restore any damage caused to the Real Property and restore any areas disturbed by such tests or studies; and (ix) not reveal or disclose any information obtained concerning the Property or the Property Documents (as hereinafter defined) to anyone except as may be otherwise required by law, rule or regulation or court order, or in connection with the enforcement or defense to enforcement of this Agreement, or which is a matter of public record and may not make any reproductions, other than handwritten summaries or notes and self-generated computer records, of any item of confidential information described in Section 13.7 without the prior written consent of Seller. Notwithstanding anything to the contrary contained herein, Purchaser may disclose any information to partners, directors, officers and employees of Purchaser and/or Purchaser’s Representatives, Purchaser’s Representatives, Purchaser’s investors and financial advisors, and such parties’ outside counsel and accounting firms, who, in Purchaser’s reasonable judgment, need to know such information for the purpose of evaluating the possible purchase of the Property by Purchaser, provided further, that such persons are informed of the confidential nature of any confidential information described in Section 13.7.

4.1.4           Indemnification by Purchaser Related to Access and Due Diligence. Purchaser, for and on behalf of itself, its affiliates and their respective officers, directors, employees, independent contractors, agents and anyone else acting on Purchaser’s or its affiliates’ behalf, and Purchaser’s Representatives shall and hereby does indemnify, defend, release, discharge and forever hold harmless Seller and its officers, members, managers, directors, employees, partners, brokers, agents, shareholders, and any person, firm, corporation, trust, partnership, limited liability company or other entity claiming by through or under Seller (collectively, “Indemnified Parties”) from and against any and all actions, claims, demands, liabilities, liens, losses, costs (including court costs), damages (but not consequential damages), awards and expenses (including reasonable attorney’s fees) (collectively, “Losses”) as a result of any injury to or death of persons, damage to property or liens recorded against the Property, to the extent caused by: (i) Purchaser’s access or entry onto the Property; (ii) the use of or access to the Property by Purchaser and Purchaser’s Representatives in connection with this Agreement; (iii) any tests or inspections performed by Purchaser or Purchaser’s Representatives; or (iv) any breach by Purchaser of the terms of this Agreement including, without limitation, the breach by Purchaser (or by any other person for whom Purchaser has responsibility hereunder) of the confidentiality provisions of Section 13.7 hereof. Seller’s and Indemnified Parties’ right to indemnity from Purchaser shall in no way be limited to the amount recoverable under any insurance maintained by Purchaser as required in this Agreement. The provisions of this Section 4.1.4 shall survive the Closing or the termination of this Agreement, whichever is applicable.

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4.1.5           Property Documents. Seller has delivered to Purchaser (or made available through an online data room) certain documents in Seller’s possession related to the Property (the “Property Documents”). To Seller’s knowledge, the Property Documents are true, accurate and complete copies of all such documents in Seller’s possession. Seller shall make all other documents, books, records and other information related to the Property in Seller’s possession, however stored or maintained, that Seller does not deem proprietary or confidential, available to Purchaser for Purchaser’s review at Seller’s offices upon not less than one (1) Business Days’ notice. If this Agreement is terminated for any reason, Purchaser shall immediately return to Seller all written and other physical materials received from Seller (including, but not limited to, the Property Documents), and permanently delete all electronic deliveries, correspondence and documents received from Seller or Seller’s agents relating to the Property or Seller. Except as otherwise expressly set forth in this Agreement, Seller makes no representations or warranties, either expressed or implied, and shall have no liability with respect to the accuracy or completeness of the information, data or conclusions contained in any information provided to Purchaser (including, but not limited to, the Property Documents), and Purchaser shall make its own independent inquiry regarding the economic feasibility, physical condition and environmental state of the Property during the Review Period.

4.1.6           Service Contracts. Seller shall terminate, as of the Closing Date, at its sole cost and expense, all Service Contracts, existing property management and broker leasing agreements with respect to the Property.

4.1.7           Insurance. Prior to accessing or entering upon the Property and performing any inspection or test at or on the Property, Purchaser must deliver a certificate of insurance to Seller evidencing that Purchaser (or the applicable Purchaser’s Representative that will be accessing the Property) has in place commercial general liability and property damage insurance in the amount of Two Million Dollars in the aggregate and not less than Two Million Dollars for any injury or death of one or more persons in an occurrence, and not less than Two Million Dollars for damage to tangible property (including loss of use) in any one occurrence, and workers compensation insurance for its activities on the Property in terms and amounts reasonably satisfactory to Seller and covering any accident arising in connection with the presence of Purchaser or Purchaser’s Representatives on the Property, which insurance shall name Seller as an additional insured thereunder, contain a cross liability provision, and contain a provision that the insurance provided by Purchaser hereunder shall be primary and noncontributing with any other insurance available to Seller and its successors, assigns and affiliates.

4.2           Intentionally omitted.

4.3           Conditions Precedent – Purchaser. The following shall be conditions precedent to Purchaser’s obligation to proceed to Closing:

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4.3.1           Seller shall have obtained and delivered to Purchaser at least one (1) business day prior to the Closing Date an Estoppel Certificate executed by (i) Publix Super Markets, Inc. (“Major Tenant”), and (ii) other tenants of the Property under Leases which shall be in effect at Closing such that the Estoppel Certificates from such other tenants collectively cover at least seventy-five percent (75%) of the area leased by tenants (other than Major Tenant) under Leases of the Property as of the Closing Date (the “Estoppel Threshold”). As used herein, “Estoppel Certificate” shall mean a certificate (i) in substantially the form attached hereto as Exhibit J-1, such other form as required by the applicable Lease, or such form standardly used by any tenant, and (ii) that (a) does not allege any pending or threatened defaults or unperformed material obligation of Seller, defects or material issues with respect to the Property, or other facts contrary in any material respect to the facts contained in the Leases, and (b) is dated no earlier than thirty (30) days prior to the Closing Date. Notwithstanding anything herein to the contrary, Seller’s failure to obtain a sufficient number of Estoppel Certificates to reach the Estoppel Threshold at least one (1) business day prior to the Closing Date (the “Estoppel Condition”) shall not be a default under this Agreement. Seller shall use diligent, commercially reasonable good-faith efforts to obtain from, and deliver to Purchaser, Estoppel Certificates from all tenants.

With respect to any tenants for which Seller is unable to obtain an Estoppel Certificate by the date that is one (1) business day prior to the Closing Date (other than Major Tenant) sufficient to reach the seventy-five percent (75%) threshold for tenants other than Major Tenant provided herein, Seller, in its sole discretion, shall have the option of delivering and executing at Closing an estoppel certificate (a “Seller Estoppel”) confirming, with respect to the applicable tenant Lease, the lease documents and additional agreements, financial terms, and no defaults (except as set forth on Exhibit I-2 hereto), in generally the same form as the Estoppel Certificate that was to be obtained from the tenant hereunder with the applicable lease information completed therein, which Seller Estoppel shall survive the Closing for the Survival Period (as hereinafter defined). If Seller obtains an Estoppel Certificate from a tenant after a Seller Estoppel has been provided to satisfy the Estoppel Threshold, the Seller Estoppel shall be deemed retracted and Purchaser may only rely on the substituted Estoppel Certificate. This Section 4.3.1 shall survive the Closing of this Agreement and shall not merge into the deed.

4.3.2           As of the Closing Date, none of the following shall exist or shall have been commenced against or with respect to Seller: (a) commencement of a case under Title 11 of the U.S. Code or under any other applicable federal or state bankruptcy or similar law; (b) appointment of a trustee or receiver of any property interest; (c) an assignment for the benefit of creditors; (d) an attachment, execution or other judicial seizure of a substantial property interest; or (e) a dissolution or liquidation.

4.3.3           Seller shall have performed, observed and complied in all material respects with all of the covenants, agreements and conditions required by this Agreement to be performed, observed and complied with by Seller at or prior to Closing, including, without limitation, the delivery of the items described in Section 5.2.

4.3.4           All of Seller’s representations and warranties contained in Section 9.1 shall have been true and correct in all material respects when made and remain true and correct as of the Closing Date, subject to any Disclosure Notices (as hereinafter defined).

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4.3.5           The absence as of Closing of a Material Adverse Change. A Material Adverse Change is defined as “the Major Tenant ceases operating from the Real Property, terminates its Lease and/or files for protection from its creditors under the Federal Bankruptcy Act or any similar state equivalent and/or announces that it shall be so ceasing operations, terminating its Lease and/or filing for such protection”.

4.3.6           The irrevocable commitment by the Title Company to issue an ALTA 2006 owner’s policy of title insurance as of the date and time of Closing insuring Purchaser as the fee simple owner of the Real Property in the amount of the Purchase Price being subject only to (1) all real estate taxes and assessments due and payable after the date of Closing, (2) the rights of tenants under the Leases, as tenants only, (3) the encumbrances or exceptions to title shown on the Title Commitment to which Purchaser does not object pursuant to the terms hereof or which are otherwise allowed pursuant to this Agreement or which with Purchaser’s consent are waived and accepted, and (4) any matters shown on the Survey to which Purchaser does not object pursuant to the terms hereof or which are otherwise allowed pursuant to this Agreement or which with Purchaser’s consent are waived and accepted but expressly excluding (i) the “standard” exceptions, (ii) Monetary Liens, and (iii) taxes and assessments with respect to Seller and/or the Real Property which are past due as of Closing.

4.3.7           Major Tenant shall have either (a) delivered on or before the Closing a written waiver of its right of first offer with respect to the Property (the “ROFO”), or, (b) after having received the requisite written notice of this Agreement in the form required, allowed the period during which Major Tenant was entitled to exercise its right of first offer to pass without exercising such right on or before Closing. Notwithstanding the foregoing, Seller and Purchaser agree that that certain waiver letter from Major Tenant, dated as of October 26, 2016, is sufficient to satisfy the condition set forth in this Section 4.3.7 for the Transaction as contemplated by the specific terms of this Agreement.

4.3.8           Seller shall have obtained and delivered to Purchaser the FFY Lease executed by FFY (as hereinafter defined) upon the terms and conditions set forth in the LOI attached hereto as Exhibit 4.3.8.

4.4           Conditions Precedent – Seller. It shall be conditions precedent to Seller’s obligation to sell the Property to Purchaser that (i) Purchaser shall have performed, observed and complied in all material respects with all of the covenants, agreements and conditions required by this Agreement to be performed, observed and complied with by Purchaser at or prior to Closing, including, without limitation, the delivery of the items described in Section 5.3, (ii) all of Purchaser’s representations and warranties contained in Section 9.3 shall have been true and correct in all material respects when made and remain true and correct as of the Closing Date, (iii) Major Tenant has either delivered on or before the Closing a waiver of its ROFO, or, after having received the requisite written notice of this Agreement, has allowed the period during which Major Tenant was entitled to exercise its ROFO to pass without exercising such right (provided, however, that Seller and Purchaser agree that that certain waiver letter from Major Tenant, dated as of October 26, 2016, is sufficient to satisfy the condition set forth in this Section 4.4(iii) for the Transaction as contemplated by the terms of this Agreement).

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4.5           Failure of Condition Precedent. If any condition set forth in Section 4.3 above is not satisfied by Seller or waived by Purchaser in writing at or prior to Closing, then (a) if Seller’s default is a cause of such failure, Purchaser shall have the rights set forth in Section 8.1, and (b) if Seller’s default is not the cause of such failure, Purchaser shall have the right to terminate this Agreement by providing written notice to Seller, at which time the Earnest Money shall be promptly returned to Purchaser, and neither party shall have any further rights, liabilities or obligations under this Agreement, except for those that expressly survive termination. Notwithstanding the foregoing, Seller or Purchaser may extend the Closing Date for a period of up to thirty (30) days by written notice to the other party to permit Seller additional time to attempt to satisfy any condition in Section 4.3 that is not satisfied as of the Closing Date. If any condition set forth in Section 4.4 is not satisfied by Purchaser or waived by Seller at or prior to Closing, then Seller shall have the rights set forth in Section 8.2.

4.6           REA Estoppel Certificates. Seller shall use diligent, commercially reasonable good-faith efforts to obtain from, and deliver to Purchaser, by the Closing Date an executed estoppel certificate (an “REA Estoppel Certificate”) from each counterparty to that certain Reciprocal Agreement of Restrictions, Covenants and Conditions and Grant of Easements, recorded in Official Records Book 2149, Page 2693 and that certain Easement recorded in Official Records Book 2149, Page 2720 (as amended, collectively the “REA”), in the form attached hereto as Exhibit J-2, provided, however, that (i) Seller’s failure to obtain any REA Estoppel Certificates shall not be a default under this Agreement, and (ii) Purchaser’s obligation to purchase the Property shall not be conditioned upon receipt of any REA Estoppel Certificates.

5.             CLOSING.

5.1           Closing Date. The “Closing” of the Transaction shall occur at or through the offices of the Title Company on a mutually agreeable date no later than fifteen (15) days after the expiration of the Review Period, or on such earlier date as Seller and Purchaser may mutually agree in writing. The “Closing Date” shall be the date of Closing. If the date for Closing above provided for falls on a Saturday, Sunday or legal holiday, then the Closing Date shall be the next business day.

5.2           Seller’s Closing Deliveries. At Closing, Seller shall execute (where appropriate) and deliver to Purchaser (via the closing escrow established with the Title Company) the following (collectively referred to herein as “Seller’s Closing Documents”), each in the form attached to this Agreement (where applicable) or as reasonably acceptable to Purchaser:

5.2.1           a Special Warranty Deed, subject only to the Permitted Exceptions, in the form attached hereto as Exhibit E, along with any required real estate transfer tax/documentary/deed tax affidavits, applications, notices and the like;

5.2.2           a bill of sale in the form attached hereto as Exhibit F;

5.2.3           a letter advising tenants under the Leases of the change in ownership of the Property in the form attached hereto as Exhibit G, which Purchaser shall deliver promptly after the Closing Date;

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5.2.4           an Assignment and Assumption of Leases and Security Deposits (“Assignment of Leases”) in the form attached hereto as Exhibit H;

5.2.5           a General Assignment and Assumption Agreement (the “General Assignment”) in the form attached hereto as Exhibit K, pursuant to which Seller will assign to Purchaser all Intangible Property;

5.2.6           a certificate stating Seller’s U.S. taxpayer identification number and that Seller is not a foreign person within the meaning of Section 1445 of the Internal Revenue Code in the form of Exhibit M;

5.2.7           an owner’s certificate in form acceptable to Seller and as reasonably required by the Title Company in order to delete the ‘standard’ exceptions to the Title Policy (except for the standard survey exception);

5.2.8           evidence of Seller’s authority to consummate the transactions described herein, as required by the Title Company to issue the Title Policy;

5.2.9           a closing statement agreed upon by Purchaser and Seller (the “Closing Statement”) setting forth the prorations and adjustments to the Purchase Price as required by Section 5.4 or otherwise in this Agreement;

5.2.10         an update of the Rent Roll dated no earlier than two (2) business days prior to the Closing Date and a certificate stating that such updated Rent Roll is, as of Closing, true, accurate and complete or, if applicable, noting any material differences between the Rent Roll attached to this Agreement and the update of the Rent Roll. For purposes of this Agreement, the term “Rent Roll” shall mean a rent roll, in the form of the rent roll attached hereto as Exhibit I-1, dated as of the applicable date required by the text of this Agreement;

5.2.11         originals (to the extent received by Seller, or copies if originals were not received by Seller) of the Estoppel Certificates and Seller Estoppels, in each case signed by the applicable party making such estoppel statements;

5.2.12         a Form 1099-S Statement;

5.2.13         reasonable evidence that all Service Contracts have been terminated as of the Closing Date;

5.2.14         a “bring down” certificate in the form of Exhibit O attached hereto, providing that each and every representation and warranty of Seller expressed in this Agreement shall be true, complete and accurate in all material respects as of the Closing Date (as the same may be revised as of the Closing Date in order to address matters contained in a Disclosure Notice in the form of Exhibit N, with the representations and warranties contained therein to survive for a period of one hundred eighty (180) days after Closing;

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5.2.15         any additional documents that the Title Company may reasonably require for the proper consummation of the Transaction or that may be usual and customary in closing similar transactions in the State;

5.2.16         if required by the warrantor(s) of the roof warranties applicable to the Improvements, a separate assignment of such roof warranties, in the form required by the warrantor together with any requisite warrantor consent; and

5.2.17         a recorded instrument, in form reasonably acceptable to Seller and Purchaser, assigning to Purchaser Seller’s interest, if any, as declarant, developer or the like under the REA, , in order for Purchaser to be the successor declarant, developer or the like under such REA.

5.3           Purchaser’s Closing Deliveries. At Closing, Purchaser shall execute (where appropriate) and deliver to Seller the following (collectively referred to herein as “Purchaser’s Closing Documents”) (via the closing escrow established with the Title Company):

5.3.1           the Cash Amount;

5.3.2           a counterpart original of the Closing Statement;

5.3.3           counterpart originals of the Assignment of Leases and the General Assignment;

5.3.4           such evidence of Purchaser’s power and authority as the Title Company may reasonably require;

5.3.5           a certificate providing that each and every representation and warranty of Purchaser expressed in this Agreement shall be true, complete and accurate in all material respects as of the Closing Date, with the representations and warranties contained therein to survive for a period of one hundred eighty (180) days after Closing; and

5.3.6           any additional documents the Title Company may reasonably require for the proper consummation of the Transaction or that may be usual and customary in closing similar transactions in the State.

5.4           Closing Prorations and Adjustments. Seller shall prepare the Closing Statement of the prorations and adjustments required by this Agreement and submit it to Purchaser for Purchaser’s review and approval at least four (4) business days prior to the Closing Date. The following items are to be prorated or adjusted (as appropriate) as of the close of business on the Closing Date, it being understood that for purposes of prorations and adjustments, Seller shall be deemed the owner of the Property prior to such day and Purchaser shall be deemed the owner of the Property as of the Closing Date; provided, however, that if Purchaser’s funds are not received by Seller prior to 5:00 p.m. (Eastern Standard Time) on the Closing Date, then Seller shall be deemed the owner of the Property on such day and Purchaser shall be deemed the owner of the Property as of the day after the Closing Date:

5.4.1           Current real estate and personal property taxes and assessments shall be prorated in accordance with Section 5.6 hereof;

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5.4.2           all rents, including without limitation all basic rent, additional rent, percentage rent, CAM charges, tenant real estate tax reimbursements and all amounts actually collected by Seller prior to Closing from tenants under the Leases (collectively referred to as “Rents”), shall be prorated and adjusted as of the Closing Date based upon the number of days in the month in which the Closing occurs with Rents from and after the date of Closing allocated to Purchaser; provided, however Rents that are due and payable to Seller by any tenant but uncollected as of the Closing (collectively, “Delinquent Amounts”) shall not be adjusted, but Purchaser shall cause such Delinquent Amounts to be remitted to Seller if, as and when collected subject to this Section 5.4.2. At Closing, Seller shall deliver to Purchaser a schedule of all such Delinquent Amounts (provided, however, that in the event any Delinquent Amount is inadvertently omitted from such schedule, Seller shall not be deemed to have waived its rights to such Delinquent Amounts). Any amounts collected by Purchaser after Closing from tenants that had Delinquent Amounts shall be applied as follows: (i) first, in payment of current Rents at the time of receipt, (ii) second, to Delinquent Amounts, if any, which became due on or after Closing, (iii) third, in payment of Rents owed by such tenant for the month in which the Closing occurs, and (iv) then, to Delinquent Amounts, if any, which became due prior to the Closing. Any prepaid Rents attributable to the Closing Date or later shall be credited to Purchaser;

5.4.3           the amount of unapplied security deposits held by Seller under the Leases (including all interest earned thereon if required by applicable law) will be credited to Purchaser;

5.4.4           Intentionally omitted;

5.4.5           water, electric, telephone, sewer and all other utility and fuel charges, common area maintenance charges and other operating expenditures through the day prior to Closing shall be paid by Seller, and Purchaser shall establish new accounts with such utility providers as of the Closing Date; any Seller deposits with utility companies shall remain the property of the Seller and shall not be prorated or credited; and any fuel on hand (at cost plus sales tax) will be assigned to the Purchaser and credited to the Seller. If final readings have not been taken, estimated charges based on the most recent statements received shall be prorated between the parties, and post-closing adjustments shall be made when the actual billings are received;

5.4.6           assignable license and permit fees; and

5.4.7.          other similar items of income, expenses of operation and other accounts receivable.

5.5           Rent Credit. Seller and Purchaser acknowledge that at the time of Closing, fixed base and additional rent payments of Fun Frozen Yogurt, LLC (the “FFY Tenant”) will not begin until August 31, 2017. Seller and Purchaser further acknowledge that the FFY Tenant will be occupying the premises currently occupied by Dr. Christopher McNichols, d/b/a East Lake Chiropractic and Injury Center (the “ECIC Tenant”) With respect to the Lease with the FFY Tenant (the “FFY Lease”) and the Lease with the ECIC Tenant (the “ECIC Lease”), Purchaser shall receive at the Closing a credit against the Purchase Price in an amount equal to (i) the Base Rent (as such term is defined in the FFY Lease) that would have been paid had FFY Tenant commenced payment of the Base Rent under the FFY Lease prior to Closing, for the period between the Closing Date and August 31, 2017, plus (ii) the Additional Rent (as such term is defined in the FFY Lease) that would have been paid had the FFY Tenant commenced payment of Additional Rent under the FFY Lease prior to Closing, for the period between the Closing Date and May 31, 2017, less (iii) the Fixed Rent (as such term is defined in the ECIC Lease) payable under the ECIC Lease for the period between the Closing Date and January 31, 2017, and further less (iv) the Common Area Maintenance, Insurance Charges, Taxes (as such terms are defined in the ECIC Lease) payable under the ECIC Lease for the period between the Closing Date and January 31, 2017.

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5.6           Taxes. Notwithstanding anything contained in Section 5.4 above, all taxes and assessments shall be prorated based (i) on the parties’ respective periods of ownership, and (ii) on the most recent ascertainable tax bill if the current bill is not then available and based upon the maximum discount rate allowed in the applicable jurisdiction. To the extent that the actual taxes and assessments for the current year differ from the amount apportioned at Closing, the parties shall make all necessary adjustments by appropriate payments between themselves pursuant to the provisions of Section 5.8 of this Agreement. Any and all refunds, credits, or increases respecting the amount of any real property taxes or other taxes or assessments charged in connection with the Property related to the period prior to the Closing Date shall belong to Seller and those related to the Closing Date and later shall belong to Purchaser. To the extent that any tenant pays its real property tax and assessment obligations directly to the taxing authority, the portion of real property taxes and assessments attributable to such tenant shall not be prorated hereunder and Purchaser shall not receive a credit at Closing with respect thereto. Except as set forth herein, taxes and assessments, special and otherwise, which are a lien against the Real Property and which are due and payable on or prior to the date of Closing, and any other taxes which are assessed and due or owing by Seller with respect to the period prior to the date of Closing, shall be paid (or caused to be paid) by Seller at or prior to Closing. This Section 5.6 shall survive the Closing.

5.7           Utilities. Seller agrees to cause all of its accounts for water, electric, telephone and all other utility services of any kind to be terminated as of the Closing Date. Purchaser shall cause new accounts to be opened in favor of Purchaser as of the Closing Date. Seller covenants and agrees that it will cause all utility charges, fees, expenses, penalties or other amounts attributable to periods prior to the Closing to be paid and discharged on or before their due date. Any utility deposits established in Seller’s name shall be returned to Seller, and Purchaser shall establish new deposits with the applicable utility companies.

5.8           Post-Closing Proration. Except as otherwise provided herein, any expense amount which cannot be ascertained with certainty as of Closing (and for which Seller and Purchaser are unable to adjust and/or allocate at or prior to Closing) shall be prorated on the basis of the parties’ reasonable estimates of such amount. Purchaser and Seller shall cooperate and use good faith diligent efforts to prepare a reconciliation statement and final proration statement within one hundred fifty (150) days after the end of the year in which Closing occurs. Upon Seller’s and Purchaser’s mutual approval of the reconciliation statement, Seller shall pay Purchaser, or Purchaser shall pay Seller, as the case may be, for any adjustments that need to be made as against the Closing Statement. With respect to any reproration of expense contributions, real estate tax contributions and other Tenant reimbursements and additional rent (including common area maintenance or other operating cost pass-throughs reimbursements) payable by Tenants to Seller pursuant to the Leases (collectively, the “Tenant Contributions”), such reproration shall not be made on the basis of a per diem method of allocation, but shall instead be apportioned between Seller and Purchaser on the basis of the relative share of actual expenses in question incurred by Seller and Purchaser during the calendar year in question. Seller covenants to provide Purchaser with any information, books or records necessary to finalize such calculation. To the extent any Tenants are due refunds as a result of the post-Closing reconciliation performed by Purchaser, Seller shall pay to Purchaser Seller’s pro rata portion of such refunds with respect to periods prior to Closing within thirty (30) days after receipt of an invoice therefor from Purchaser; provided, Seller’s pro rata portion shall be reduced by any amounts which may have been credited to Purchaser at Closing with respect to such refunds owed to Tenants. To the extent any additional amounts are due from Tenants with respect to periods prior to Closing, Purchaser shall promptly pay to Seller its pro rata share of such reimbursements or percentage rents to the extent actually collected by Purchaser from such Tenants after Closing.

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5.9           Third Party Payments. Notwithstanding any term, condition or provision of this Agreement to the contrary, any of the amounts which are allocable between the Seller and Purchaser as set forth in Sections 5.4, 5.5, and 5.6, above that are payable by any tenant directly to a third party shall not be apportioned hereunder, and (i) Purchaser shall accept fee simple title to the Property subject to any of such amounts unpaid and Purchaser shall look solely to the tenant responsible therefor for the payment of same, and (ii) if Seller shall have paid any of such amounts on behalf of any tenant, subject to the other terms of this Agreement, upon receipt of such amounts from such Tenant, Purchaser shall promptly pay to Seller such amounts to the extent the amounts paid are attributable to periods from and after the Closing Date to the extent actually collected by Purchaser from such tenant after Closing.

5.10         Leasing Commissions and Costs. Notwithstanding anything in this Agreement to the contrary, Seller shall be responsible for all Leasing Costs (as hereinafter defined) that are payable by reason of (i) the execution of a Lease which occurs prior to the Effective Date (an “Existing Lease”), (ii) the exercise by a tenant of any renewal, extension, expansion or other option under an Existing Lease, which exercise occurs prior to the Effective Date, (iii) any amendment of an Existing Lease entered into prior to the Effective Date, and (iv) the execution of the FFY Lease, regardless of whether the FFY Lease is executed prior to or after the Effective Date.  Purchaser and Seller shall be responsible for all Leasing Costs that become due and payable as a result of (1) any Leases first entered into on or after the Effective Date (“New Leases”), (2) amendments to Leases entered into after the Effective Date to renew, extend, expand or otherwise amend Existing Leases or New Leases, and (3) the exercise by a tenant of any renewal, extension, expansion or other option under an Existing Lease, which exercise occurs on or after the Effective Date (all such Leasing Costs incurred with respect to each of the foregoing clauses (1), (2) and (3) being herein collectively called the “Shared Leasing Costs”), in each case prorated as follows:  (i) Seller’s portion shall be equal to the Shared Leasing Costs times a fraction, the numerator of which shall be the amount of fixed rent due and payable during the term of such New Lease, amendment, renewal, extension or expansion described above, for the period commencing on the Effective Date and ending on the day immediately preceding the Closing Date, and the denominator of which shall be equal to the total amount of the fixed rent payable during the term of such New Lease, amendment, renewal, extension or expansion, and (ii) Purchaser’s portion shall be equal to the balance of the Shared Leasing Costs payable in respect of each such New Lease, amendment, renewal, extension or expansion described above.  Purchaser shall assume the economic effect of any “free rent” or other rent concessions pertaining to the period from and after the Closing under (x) any New Lease, (y) any amendments to Leases entered into after the Effective Date to renew, extend, expand or otherwise amend Existing Leases or New Leases, and (z) any exercise by a tenant of any renewal, extension, expansion or other option under an Existing Lease, which exercise occurs on or after the Effective Date.  For purposes hereof, “Leasing Costs” shall mean, with respect to a particular Lease, all capital costs, expenses incurred for capital improvements, equipment, painting, decorating, partitioning and other items to satisfy the construction obligations of the landlord under such Lease (including any expenses incurred for architectural or engineering services in respect of the foregoing), “tenant allowances” in lieu of or as reimbursements for the foregoing items, payments made for purposes of satisfying or terminating the obligations of the tenant under such Lease to the landlord under another lease (i.e., lease buyout costs), relocation costs, temporary leasing costs, leasing commissions, brokerage commissions, legal, design and other professional fees and costs, in each case, to the extent the landlord is responsible for the payment of such cost or expense under the relevant Lease or any other agreement relating to such Lease.  If, as of the Closing Date, Seller shall have paid any Leasing Costs for which Purchaser is responsible pursuant to the foregoing provisions, Purchaser shall reimburse Seller therefor at Closing.  Seller shall pay (or cause to be paid), prior to Closing, or credit Purchaser at Closing (to the extent unpaid) all Leasing Costs for which any Seller is responsible pursuant to the foregoing provisions.

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5.11         Right of Seller for Past Due Rents; Risk and Collection of Uncollected Items. Seller reserves and shall have the right for 180 days after Closing, at its option and expense, but without obligation to do so, to pursue former and current tenants for Delinquent Amounts attributable to dates prior to the Closing Date, provided, however, that Seller (a) shall be required to notify Purchaser in writing of its intention to pursue any legal proceedings and shall keep Purchaser reasonably informed of the status and progress of any such proceedings; (b) shall be permitted to commence or pursue any such legal proceedings only after the date that is one (1) month after the Closing Date, and (c) shall not be permitted to commence or pursue any legal proceedings against any tenant seeking eviction or termination of the applicable Lease or otherwise disturb tenant’s tenancy interest. Seller shall be solely responsible for, and Purchaser shall have no obligations whatsoever with respect to, any costs or expenses in connection with the collection of any amounts due to Seller from tenants or other third parties that are to be prorated at Closing but for which Seller has not received payment by Closing.

5.12         Transaction Costs. Purchaser shall pay (a) the costs of the premium for the Title Policy and all endorsements required by Purchaser, (b) the costs related to any lender’s policy of title insurance (including any endorsements thereto), (c) the recording fees for the Deed and for any documents to be recorded, if any, in connection with Purchaser’s financing, (d) any documentary stamp tax, mortgage tax or intangible tax payable in connection with Purchaser’s financing and (e) the costs of its consultants, engineers and other professionals in connection with its due diligence (including the cost of the Survey). Purchaser and Seller shall each pay one-half of the Title Company’s standard closing fees, escrow fees, and other standard closing costs. Seller shall pay (i) the documentary stamp tax payable in connection with the deed from Seller to Purchaser, (ii) all title search, commitment and examination fees, (iii) the recording fees for any releases of any Monetary Liens, and (iv) the costs, if any, incurred by Seller in satisfying the Estoppel Condition. Seller and Purchaser shall, however, be responsible for the fees of their respective attorneys.

5.13         Possession. Upon Closing, Seller shall deliver to Purchaser exclusive possession of the Property, subject only to the Permitted Exceptions.

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5.14         Tenant Audits. If, after the Closing, any tenant commences an audit of any year-end reconciliations of tenant pass-through or reimbursable expenses under the Leases (a “Tenant Audit”) for periods, in whole or in part, prior to the Closing, or if any Tenant Audits that have been commenced prior to Closing have not been fully completed and resolved as of the Closing, then each of Seller and Purchaser shall be responsible after the Closing for providing information in its possession requested by tenants and otherwise cooperating with the other in the resolution of such Tenant Audits. To the extent any tenants are due refunds as a result of such Tenant Audits, Seller shall pay such amounts as are attributable to the period of its ownership of the Property (not on the basis of a per diem method of allocation but instead on the basis of the relative share of actual expenses in question incurred by Seller during the calendar year in question), and Purchaser shall pay such amounts as are attributable to the period of its ownership of the Property (not on the basis of a per diem method of allocation but instead on the basis of the relative share of actual expenses in question incurred by Purchaser during the calendar year in question). To the extent any tenants are required to make additional payments as a result of such Tenant Audits, Seller shall be entitled to such amounts as are attributable to the period of its ownership of the Property in accordance with the foregoing sentence (and may net any such amounts against any amounts payable by Seller under the preceding sentence), and Purchaser shall be entitled to such amounts as are attributable to the period of its ownership of the Property in accordance with the foregoing sentence. Each of Seller and Purchaser shall make its books and records available after Closing to the other and to tenants per the terms of the Leases for the purposes of audit rights granted to such tenants.

5.15         Post-Closing Seller Deliveries.  On or before one (1) business day after Closing, Seller shall deliver to Purchaser’s offices at 11501 Northlake Drive, Cincinnati, Ohio 45249, Attention Director of Lease Administration, all original Leases, lease files, correspondence files and other books and records, keys to all leased premises, security codes, if any, and maintenance agreements (e.g., HVAC maintenance agreement) relating solely to the Property in Seller’s and/or its property and/or asset manager’s possession and all existing plans and specifications (including construction drawings) in Seller’s possession or control relating to the improvements located upon the Property; all licenses and certificates of occupancy or such other comparable certificates or documents issued by the appropriate governmental authorities with respect to the Property or any part thereof, to the extent in Seller’s possession.

5.16         Sections 5.4 through 5.15 shall survive the Closing of this Agreement and shall not merge into the deed.

6.             CASUALTY LOSS AND CONDEMNATION.

6.1           If the Property is damaged by fire, storm, or other casualty prior to Closing, Seller shall immediately notify Purchaser in writing of the same (“Casualty Notice”) and if the cost of repairing such damage is estimated by a licensed architect selected by Seller:

6.1.1           to be equal to or less than TWO HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($250,000), then Purchaser and Seller shall proceed with Closing as set forth herein without repair of the casualty damage and Purchaser shall receive a credit against the Purchase Price in the amount of the deductible under Seller’s property casualty insurance coverage for the Property and Seller shall absolutely assign, transfer and set over to Purchaser all of the right, title and interest of Seller in and to all insurance proceeds from any insurance on the Property (including any rent loss insurance allocable to the period from and after Closing and less amounts used, after Seller’s receipt of Purchaser’s prior written consent to the same, for reasonable repairs, provided that no such prior written consent shall be required for repairs necessitated by emergency) that may thereafter be paid for such damage or destruction.

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6.1.2           to be greater than TWO HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($250,000), or, in the event that as a result of such casualty Major Tenant has the right to terminate its Lease, then, notwithstanding anything herein contained to the contrary, either (i) Purchaser may (as its sole and exclusive remedy) terminate this Agreement by giving notice to such effect to Seller within ten (10) business days after receipt of the Casualty Notice (in which event the Earnest Money shall be returned to Purchaser and, except for rights, liabilities and obligations that expressly survive termination, neither Seller nor Purchaser shall have any further rights, obligations or liabilities under this Agreement) or (ii) Purchaser may proceed with Closing as set forth herein without repair of the casualty damage and receive an absolute assignment of Seller’s rights, title and interest in any such casualty proceeds (including all rights, title and interest of Seller in and to all insurance proceeds from Seller’s insurance covering the Property, including any rent loss insurance allocable to the period from and after Closing and less amounts used, after Seller’s receipt of Purchaser’s prior written consent to the same, for reasonable repairs, provided that no such prior written consent shall be required for repairs necessitated by emergency), and a credit against the Purchase Price in the amount of the deductible under Seller’s insurance coverage for the Property plus any amounts previously paid to Seller as insurance proceeds in connection with such casualty. The Closing Date, if necessary, shall be extended in order to provide Purchaser with the full ten (10) business days in which to elect to terminate following receipt of the Casualty Notice. Purchaser’s failure to give timely notice under Section 6.1.2(i) shall be deemed to be an election under Section 6.1.2(ii).

6.2           If notice of any action, suit or proceeding shall be given prior to Closing for the purpose of condemning any part of the Property, or if a Material Portion of the Real Property is taken by eminent domain or becomes subject to a taking by eminent domain or a deed in lieu of condemnation prior to Closing, Seller shall immediately notify Purchaser in writing of the same (the “Eminent Domain Notice”) and Purchaser must elect, within ten (10) business days after receipt of the Eminent Domain Notice (as its sole and exclusive remedy) to either (i) terminate this Agreement by giving notice to such effect to Seller (in which event, the Earnest Money shall be returned to the Purchaser, this Agreement shall terminate and, except for rights, liabilities and obligations that expressly survive termination, neither Seller nor Purchaser shall have any further rights, obligations or liabilities under this Agreement), or (ii) proceed with Closing as set forth herein and accept title to the Real Property subject to such taking or proceeding together with an assignment of all of Seller’s rights, title and interest in and to any proceedings, and proceeds or compensation that remain unpaid to Seller in connection with such taking and a credit against the Purchase Price for any amounts previously paid to Seller as condemnation proceeds or compensation in connection with such taking. The Closing Date, if necessary, shall be extended in order to provide Purchaser with the full ten (10) business days in which to elect to terminate following receipt of the Eminent Domain Notice. Purchaser’s failure to give timely notice under Section 6.2(i) shall be deemed to be an election under Section 6.2(ii). As used herein, “Material Portion” shall mean that such taking by eminent domain or a deed in lieu of condemnation, (a) would reduce the value of the Real Property by TWO HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($250,000) or more, (b) would allow Major Tenant to terminate its Lease, (c) would permanently reduce the parking ratio at the Property below current zoning requirements or the requirements set forth in Major Tenant’s Lease; or (d) which would permanently impede in any material way any of the vehicular access points into the Real Property through the condemnation (or the tendering of a deed in lieu thereof) of any such access points or through the permanent closure or material reduction in the utility of any of the roadways adjoining the Real Property or in proximity to the Real Property (e.g., the reduction of the number of lanes within a roadway servicing the Real Property or the actual closure of any such roadway). In the event a portion of the Real Property that is not a Material Portion is taken or to be taken by eminent domain or becomes subject to a taking by eminent domain or a deed in lieu of condemnation prior to Closing, then Purchaser and Seller shall proceed with Closing as set forth herein and Purchaser shall accept title to the Real Property subject to such taking or proceeding, together with an assignment of all of Seller’s rights, title and interest in and to any proceedings, and proceeds or compensation that remain unpaid to Seller in connection with such taking and shall receive a credit against the Purchase Price for any amounts previously paid to Seller as condemnation proceeds or compensation in connection with such taking.

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7.             BROKERAGE. Seller and Purchaser represent and warrant that the only broker they have used in connection with this transaction is HFF (“Broker”). If and only if Closing occurs, Seller agrees to pay any and all brokerage commission or other fees due to Broker pursuant to a separate agreement for services rendered in connection with the sale and purchase of the Property and Seller shall indemnify and hold harmless Purchaser from and against any liability in connection with any and all brokerage commission or other fees due to Broker. Seller and Purchaser shall each indemnify and hold the other harmless from and against any and all claims of all other brokers and finders claiming by, through or under the indemnifying party and in any way related to the sale and purchase of the Property, this Agreement or otherwise, including, without limitation, reasonable attorneys’ fees and expenses incurred by the indemnified party in connection with such claim. Seller and Purchaser acknowledge that Broker shall not make and Broker has no authority to make on behalf of Seller any representations regarding the Property or its condition, use or cost. This Section 7 shall survive the termination of this Agreement.

8.             DEFAULT AND REMEDIES.

8.1           Notwithstanding anything to the contrary contained in this Agreement, if Seller fails to perform any of its obligations or agreements contained herein prior to Closing in accordance with the terms of this Agreement and fails to cure such default within five (5) business days following written notice thereof from Purchaser, then, as Purchaser’s sole and exclusive remedy, Purchaser shall elect either: (i) to terminate this Agreement, in which event, the Title Company shall immediately return the Earnest Money to Purchaser, and, Seller shall within 10 days after receipt of a reasonably detailed statement therefor from Purchaser, together with reasonable supporting documentation evidencing such costs and expenses, reimburse to Purchaser all third party out of pocket costs and expenses incurred by Purchaser in connection with the Transaction, up to a maximum of $30,000.00, including reasonable legal fees and due diligence expenses, and upon such termination and payment of such reimbursement, neither party shall have any further rights, liabilities or obligations under this Agreement (except for those that expressly survive termination), or (ii) to enforce specific performance of this Agreement, provided that any suit for specific performance must be brought within thirty (30) days after Seller’s default, failing which, Purchaser shall be deemed to have waived its right to specific performance to the maximum extent permitted by law. In the event specific performance is not available to Purchaser because Seller has sold, transferred, or otherwise conveyed the Property to a bona fide third party in breach of this Agreement, then, in the event of termination of this Agreement by Purchaser, in addition to the return of the Earnest Money to Purchaser and payment of such reimbursement amount as aforesaid up to a maximum of $30,000.00, Seller shall, within five (5) business days thereafter, pay to Purchaser, as liquidated damages and not as a penalty, an amount equal to the amount of the Earnest Money, the same being deemed Purchaser’s damages on account thereof, the exact amount of damages to be suffered by Purchaser on account of any such default being difficult if not impossible to ascertain and Purchaser and Seller agreeing that such amount is a reasonable approximation of the damages to be suffered by Purchaser on account thereof.

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8.2           Notwithstanding anything to the contrary contained in this Agreement, if Purchaser fails to perform any of its obligations or agreements contained herein in accordance with the terms of this Agreement and fails to cure such default within five (5) business days following written notice thereof from Seller (provided, however, that no cure period shall extend into 2017 for Purchaser’s failure to close on the Closing Date), then Seller, as Seller’s sole and exclusive remedy hereunder may terminate this Agreement and receive the Earnest Money as liquidated damages, and upon such termination, neither party shall have any further rights, liabilities or obligations under this Agreement (except for those that expressly survive termination). The parties acknowledge and agree that the actual damages in the event of a default by Purchaser are uncertain in amount and difficult to ascertain, and that the Earnest Money, as a liquidated damages amount, is reasonable.

8.3           Notwithstanding anything to the contrary contained in this Agreement, in no event shall either party hereto be liable for, and each party, on behalf of itself and its respective successors and assigns, hereby waives any claim against the other for, any consequential, special, indirect, or punitive damages arising under or in connection with this Agreement.

8.4           The provisions of this Section shall not limit Purchaser’s or Seller’s right to pursue and recover on a claim with respect to any of obligations surviving the Closing.

9.             REPRESENTATIONS AND WARRANTIES.

9.1           Representations and Warranties of Seller. As of the Effective Date, Seller represents and warrants to Purchaser as follows, subject to the other provisions of this Agreement:

9.1.1           Seller is a limited liability company, duly formed, validly existing and in good standing, and is qualified to do business under, the laws of the State of Delaware.

9.1.2           Seller is the sole owner of the Property and has the right to execute this Agreement and, except for the rights of Major Tenant to purchase the Property pursuant to the terms of its Lease, to sell the Property without obtaining the consent, approval, release, or signature of any other party. Seller has full power, right and authority to enter into and perform its obligations under this Agreement and the Seller’s Closing Documents and bind Seller hereto. The execution, delivery and performance of this Agreement and Seller’s Closing Documents by Seller and the signatories hereof have been duly and properly authorized by proper limited liability company action in accordance with applicable law and with the operating agreement of Seller such that this Agreement constitutes a valid and legally binding obligation of Seller, enforceable against Seller in accordance with its terms.

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9.1.3           To Seller’s knowledge, Seller has not received from any governmental authority written notice of any violation of any building, fire, health code, environmental, zoning ordinance or the Americans with Disabilities Act or any other federal, state or local statute, ordinance, rule or other law (collectively referred to herein as “Applicable Laws”) that remains uncured and would be applicable to the Property.

9.1.4           Attached hereto as Exhibit C is a true and complete listing of all union, maintenance, service, brokerage, advertising and other like contracts and agreements to which Seller is a party affecting the ownership and operation of the Property (collectively, the “Service Contracts”). Other than as set forth in the Service Contracts, Seller has not contracted for any services or employment at the Real Property. Seller has made no commitments or obligations therefor which will bind Purchaser as a successor-in-interest with respect to the Real Property.

9.1.5           Exhibit I-1 is a rent roll which is a true and correct list of all leases in effect at the Property (the “Leases”), except for those listed as “Deep Green” and “Divisions Maintenance Group”. To Seller’s knowledge, except as disclosed on Exhibit I-2, the rent roll truly, accurately, fully and completely sets forth the information to be contained therein, the Leases are in full force and effect, no tenant is in default under any Lease, and Seller has not received written notice that Seller is in default under any Lease. To Seller’s knowledge, the Leases delivered to Purchaser by Seller are all of the lease documents and/or occupancy agreements with respect to the Real Property in Seller’s possession and are true, accurate and complete copies of the Leases in Seller’s possession. To Seller’s knowledge, none of the tenants under the Leases have any options or rights of first refusal to acquire the Real Property except for Major Tenant.

9.1.6           Except as set forth on Exhibit L attached hereto (the “Pending Litigation List”), Seller has not received written notice of any litigation, arbitration, mediation, action, suit, investigation, proposed condemnation or any other proceeding of any kind pending, or to Seller’s knowledge, threatened or contemplated against the Property.

9.1.7           Seller and all persons or entities having beneficial interests in the Property are “United States Persons,” and are not “foreign persons”, “foreign partnerships,” “foreign trusts,” or “foreign estates” as defined in Section 1445(f)(3) and Section 7701(g) of the Internal Revenue Code of 1986, as amended and the purchase of the Property by Purchaser as contemplated herein will not be subject to the withholding requirements of Section 1445(a) of the Code.

9.1.8           The execution and delivery of this Agreement and the Seller’s Closing Documents and the consummation of the Transaction will not result in any breach of the terms of, conditions of, or constitute a default under, any instrument or obligation by which Seller or the Property is bound, or violate any order, writ, injunction or decree of any court in any litigation or statute, rule or regulation which is applicable to Seller or to the Property.

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9.1.9           Seller is not a person or entity that and shall not be a person or entity that: (i) is acting, directly or indirectly, on behalf of terrorists or terrorist organizations, including those persons or entities that are included on any of the applicable lists issued by the U.S. Office of Foreign Assets Control (“OFAC”); (ii) resides or has a place of business in a country or territory named on any of such lists or which is designated as a Non-Cooperative Jurisdiction by the Financial Action Task Force on Money Laundering (“FATF”); (iii) is a “Foreign Shell Bank” within the meaning of the USA Patriot Act; or (iv) resides in or is organized under the laws of a jurisdiction designated by the U.S. Secretary of the Treasury under Sections 311 or 312 of the USA Patriot Act as warranting special measures due to money laundering concerns. Seller is not engaging in such transaction, directly or indirectly, in violation of any Laws relating to drug trafficking, money laundering or predicate crimes to money laundering. The investment of direct or indirect equity owners in Seller is not prohibited by applicable law and neither the transaction contemplated hereby nor this Agreement is or will be in violation of applicable law. Seller has and will continue to implement procedures, and has consistently and will continue consistently to apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times prior to Closing.

9.1.10         Except as set forth in the Leases, no tenants of the Real Property are entitled to any concessions, rebates, allowances, or free rent or any other Leasing Costs for any period after the Closing. Except as set forth in Exhibit I-2, none of the Leases or other instruments that will be assigned to Purchaser at Closing provide for leasing or brokerage commissions payable by the owner of the Property that have not yet been paid by Seller.

9.1.11         Seller has no employees at the Real Property and is not a party to any collective bargaining agreement, and neither Seller nor any of its affiliates (as described in Section 414(b), (c) and (m) of the Internal Revenue Code) has incurred any liability which could subject Purchaser or any asset to be acquired by Purchaser pursuant to this Agreement to any lien or material liability under Sections 302(f), 4062, 4063, 4064, 4201 or 4301(b) of the Employee Retirement Income Security Act of 1974, as amended, or Section 401(a) (29) or 412 of the Internal Revenue Code.

9.1.12         Seller has no knowledge that Major Tenant intends to cease operations from the Real Property. To the extent Seller obtains such knowledge during the term of this Agreement prior to Closing, Seller shall promptly inform Purchaser of the same, failing of which, the same shall be deemed a breach of the foregoing representations and warranties.

9.1.13         Seller has not received written notice from any counterparty to the REA that Seller or the Property is in default under the REA.

9.1.14         The operating budget, operating statements, general ledgers, capital budgets, reconciliation statements and all other financial statements delivered or to be delivered or made available for review and copying by Seller to Purchaser, are used by Seller in the ordinary course of Seller’s business.

9.2           Seller’s Knowledge. When used in this Agreement, the term “to Seller’s knowledge” (a) shall mean and be limited to the actual (and not imputed, implied or constructive) current knowledge, without duty of inquiry, of Christian Trani, Asset Manager (the “Knowledge Individual”) and not to any other persons or entities, and (b) shall not apply to or be construed to apply to information or material which may be in the possession of Seller generally or incidentally, but which is not actually known to the Knowledge Individual. Similarly, any reference to any written notice, claim, litigation, filing or other correspondence or transmittal to Seller set forth herein shall be limited to refer to only those actually received by or known to the Knowledge Individual in the limited manner provided in clauses (a) - (b) above. Notwithstanding anything to the contrary set forth in this Agreement, the Knowledge Individual shall have no personal liability whatsoever with respect to any matters set forth in this Agreement or any of Seller’s representations and/or warranties herein being or becoming untrue, inaccurate or incomplete.

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9.3           Representations and Warranties of Purchaser. As of the Effective Date, Purchaser represents and warrants to Seller as follows:

9.3.1           Purchaser is a limited liability company, duly incorporated, validly existing and in good standing under the laws of the State of Delaware;

9.3.2           Purchaser has full power, right and authority to enter into and perform its obligations under this Agreement, and the execution, delivery and performance of this Agreement by Purchaser have been duly and properly authorized by proper limited liability company action in accordance with applicable law and with the governing documents of Purchaser, such that this Agreement constitutes a valid and legally binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.

9.3.3           Purchaser is not a person or entity that and shall not be a person or entity that: (i) is acting, directly or indirectly, on behalf of terrorists or terrorist organizations, including those persons or entities that are included on any of the applicable lists issued by OFAC; (ii) resides or has a place of business in a country or territory named on any of such lists or which is designated as a Non-Cooperative Jurisdiction by FATF; (iii) is a “Foreign Shell Bank” within the meaning of the USA Patriot Act; or (iv) resides in or is organized under the laws of a jurisdiction designated by the U.S. Secretary of the Treasury under Sections 311 or 312 of the USA Patriot Act as warranting special measures due to money laundering concerns; and

9.3.4           The execution and delivery of this Agreement and all other documents executed by Purchaser in connection with the Transaction, and the consummation of the Transaction will not result in any breach of the terms of, conditions of, or constitute a default under, any instrument or obligation by which Purchaser is bound, or violate any order, writ, injunction or decree of any court in any litigation to which Purchaser is a party.

9.4           Survival of Representations and Warranties. The representations and warranties set forth in this Section 9 shall be deemed to be remade as of Closing and shall survive the Closing and the delivery of the deed for a period of one hundred eighty (180) days from the Closing Date (the “Survival Period”). Notice of any claim as to a breach of any representation or warranty must be made to Seller (or to Purchaser, as applicable) prior to the expiration of such Survival Period. Provided notice is sent within such Survival Period, the party making the claim shall have until the later of (x) thirty (30) days after the non-claiming party provides written notice of its denial of the claim, or (y) thirty (30) days after the expiration of the Survival Period to commence an action with respect to the claim. If an action is not commenced within the applicable 30-day period above, the claiming party will be deemed to have waived its right to assert such claim.

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9.5           Modifications of Representations and Warranties. If at any time after the Effective Date and prior to Closing, either Purchaser or Seller becomes aware of information that causes a representation and warranty contained in Section 9.1 or Section 9.3 to become untrue in any material respect, said party shall promptly disclose said information in writing to the other party hereto (a “Disclosure Notice”). If Closing occurs, such representations and warranties shall be deemed qualified and amended as set forth in the Disclosure Notice (and, in such event, Seller shall no longer have any liability hereunder with respect to that portion of the representation, warranty or certification superseded herein). Further, all representations and warranties of Seller are deemed updated by virtue of the contents and disclosures set forth in any Estoppel Certificate delivered to Purchaser in connection with this Agreement.

9.6           Purchaser Knowledge. Notwithstanding anything contained in this Agreement to the contrary, all of the representations, warranties and certifications (collectively, the “Representations”) which are made by Seller and set forth herein or in any of the documents or instruments required to be delivered by Seller hereunder, shall be subject to the following conditions and limitations: (a) there shall be no liability on the part of Seller for any breach of a Representation arising from any matter or circumstance of which Purchaser had knowledge at Closing (including matters and circumstances described in any Disclosure Notice); and (b) in the event that prior to the time of Closing, during the course of Purchaser’s inspections, studies, tests and investigations conducted pursuant to Section 4.1 hereof, or through other sources (including any Disclosure Notice), Purchaser gains knowledge of a fact or circumstance which, by its nature, indicates that a Representation was or has become untrue or inaccurate, and such fact or circumstance was not intentionally withheld from Purchaser by Seller with the intent to defraud Purchaser, then Purchaser shall not have the right to bring any lawsuit or other legal action against Seller, nor pursue any other remedies against Seller, as a result of the breach of the Representation caused thereby, but Purchaser’s sole and exclusive right and remedy shall be to terminate this Agreement, in which event the Earnest Money shall be returned to Purchaser and neither party shall have any further obligations to the other party hereunder, except for the obligations that expressly survive termination of this Agreement; provided, however, that such right of termination shall not be available for breaches of Representations that have no material impact on the value of the Property. The parties hereto expressly acknowledge and agree that none of Seller’s representations, warranties or covenants herein may be relied on by the Title Company, whether by subrogation or otherwise.

9.7           Limitation on Liability. Purchaser agrees that its sole remedies with respect to any untruth or inaccuracy of Seller’s representations and warranties that are discovered after the Closing are set forth in this Section 9.7. Until the expiration of the Survival Period, Seller shall indemnify, defend and hold harmless Purchaser of and from any and all losses, costs, liabilities, damages and expenses, including attorneys’ fees and costs, incurred by Purchaser on account of the breach by Seller of any one or more of the Representations. Purchaser’s failure to (i) deliver written notice to Seller asserting a claim, on or before the expiration of the Survival Period, and (ii) file suit in a court of competent jurisdiction with respect thereto in accordance with the time periods set forth in Section 9.4 above, shall be deemed a waiver and release of all claims for losses resulting from any breach of Seller’s representations and warranties that were first discovered by Purchaser after Closing. Notwithstanding the foregoing, in no event shall the amount of such losses, costs, liabilities, damages and expenses for which Seller shall be liable under this indemnification exceed, when aggregated together with all other losses for which Seller is liable pursuant to this Agreement, THREE HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($350,000.00) (the “Maximum Loss Amount”). For purposes hereof, Purchaser agrees that unless the total aggregate damages incurred by Purchaser exceed TWENTY THOUSAND AND NO/100 DOLLARS ($20,000.00) (the “Floor”), Purchaser shall not make any claim against Seller in connection therewith and Seller shall have no liability in connection therewith, but for the avoidance of doubt, in the event damages exceed the Floor, Seller’s liability shall extend to the entire amount of Purchaser’s damages (not to exceed the Maximum Loss Amount). Kite Realty Group, L.P. (“Member”) hereby joins in the execution of this Agreement to evidence its guaranty of all sums due from Seller under the foregoing indemnity. This Section 9.7 shall survive the Closing until the expiration of the Survival Period, if Closing shall occur, and shall survive termination of this Agreement, if this Agreement is terminated.

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10.           AS-IS.

10.1         ACKNOWLEDGING THE PRIOR USE OF THE PROPERTY AND PURCHASER’S OPPORTUNITY TO INSPECT THE PROPERTY, EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT AND SELLER’S CLOSING DOCUMENTS (INCLUDING THE EXPRESS REPRESENTATIONS AND WARRANTIES CONTAINED HEREIN), PURCHASER AGREES TO TAKE THE PROPERTY “AS IS”, “WHERE IS”, WITH ALL FAULTS AND CONDITIONS THEREON. EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT AND SELLER’S CLOSING DOCUMENTS (INCLUDING THE EXPRESS REPRESENTATIONS AND WARRANTIES CONTAINED HEREIN), ANY INFORMATION, REPORTS, STATEMENTS, DOCUMENTS OR RECORDS (“DISCLOSURES”) PROVIDED OR MADE TO PURCHASER OR ITS CONSTITUENTS BY SELLER, ITS AGENTS OR EMPLOYEES CONCERNING THE CONDITION (INCLUDING, BUT NOT LIMITED TO, THE ENVIRONMENTAL CONDITION) OF THE PROPERTY SHALL NOT BE REPRESENTATIONS OR WARRANTIES, UNLESS SPECIFICALLY SET FORTH IN THIS AGREEMENT OR SELLER’S CLOSING DOCUMENTS. PURCHASER SHALL NOT RELY ON DISCLOSURES (OTHER THAN THOSE EXPRESSLY PROVIDED IN THIS AGREEMENT OR SELLER’S CLOSING DOCUMENTS), BUT RATHER, PURCHASER SHALL RELY ONLY ON ITS OWN INSPECTION OF THE PROPERTY. PURCHASER ACKNOWLEDGES THAT THE PURCHASE PRICE REFLECTS AND TAKES INTO ACCOUNT THAT THE PROPERTY IS BEING SOLD “AS IS”.

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10.2         PURCHASER ACKNOWLEDGES AND AGREES THAT EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT AND SELLER’S CLOSING DOCUMENTS (INCLUDING THE EXPRESS REPRESENTATIONS AND WARRANTIES CONTAINED HEREIN), SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO (A) THE NATURE, QUALITY OR CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY, (B) THE INCOME TO BE DERIVED FROM THE PROPERTY, (C) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH PURCHASER MAY CONDUCT THEREON, (D) THE COMPLIANCE OF OR BY THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY, (E) THE HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY, (F) THE MANNER OR QUALITY OF THE CONSTRUCTION OR MATERIALS, IF ANY, INCORPORATED INTO THE PROPERTY, (G) THE MANNER, QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF THE PROPERTY, (H) ANY LEASES, SERVICE CONTRACTS OR OTHER AGREEMENTS AFFECTING THE PROPERTY, OR (I) ANY OTHER MATTER WITH RESPECT TO THE PROPERTY, AND SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS REGARDING TERMITES OR WASTES, AS DEFINED BY THE U.S. ENVIRONMENTAL PROTECTION AGENCY REGULATIONS AT 40 C.F.R., OR ANY HAZARDOUS SUBSTANCE, AS DEFINED BY THE COMPREHENSIVE ENVIRONMENTAL RESPONSE COMPENSATION AND LIABILITY ACT OF 1980 (“CERCLA”), AS AMENDED, AND REGULATIONS PROMULGATED THEREUNDER. PURCHASER, ITS SUCCESSORS AND ASSIGNS, HEREBY WAIVE, RELEASE AND AGREE NOT TO MAKE ANY CLAIM OR BRING ANY COST RECOVERY ACTION OR CLAIM FOR CONTRIBUTION OR OTHER ACTION OR CLAIM AGAINST SELLER OR ITS AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS, OR ASSIGNS (COLLECTIVELY, OR INDIVIDUALLY AS THE CONTEXT REQUIRES, “SELLER AND/OR ITS AFFILIATES”) BASED ON (I) ANY FEDERAL, STATE, OR LOCAL ENVIRONMENTAL OR HEALTH AND SAFETY LAW OR REGULATION, INCLUDING CERCLA OR ANY STATE EQUIVALENT, OR ANY SIMILAR LAW NOW EXISTING OR HEREAFTER ENACTED, (II) ANY DISCHARGE, DISPOSAL, RELEASE, OR ESCAPE OF ANY CHEMICAL, OR ANY MATERIAL WHATSOEVER, ON, AT, TO, OR FROM THE PROPERTY; OR (III) ANY ENVIRONMENTAL CONDITIONS WHATSOEVER ON, UNDER, OR IN THE VICINITY OF THE PROPERTY.

10.3        PURCHASER REPRESENTS TO SELLER THAT PURCHASER HAS CONDUCTED, OR WILL CONDUCT PRIOR TO CLOSING, SUCH INVESTIGATIONS OF THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AS PURCHASER DEEMS NECESSARY OR DESIRABLE TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTY AND THE EXISTENCE OR NONEXISTENCE OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO ANY HAZARDOUS OR TOXIC SUBSTANCES ON OR DISCHARGED FROM THE PROPERTY, AND, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT (INCLUDING THE EXPRESS REPRESENTATIONS AND WARRANTIES CONTAINED HEREIN), AND IN SELLER’S CLOSING DOCUMENTS, WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER OR ITS AGENTS OR EMPLOYEES WITH RESPECT THERETO. UPON CLOSING, PURCHASER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY PURCHASER’S INVESTIGATIONS, AND PURCHASER, UPON CLOSING, SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLER AND/OR ITS AFFILAIATES FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH PURCHASER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER AND/OR ITS AFFILIATES AT ANY TIME BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT CONSTRUCTION DEFECTS OR PHYSICAL CONDITIONS, VIOLATIONS OF ANY APPLICABLE LAWS AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS REGARDING THE PROPERTY.

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10.4         PURCHASER, WITH PURCHASER’S COUNSEL, HAS FULLY REVIEWED THE DISCLAIMERS AND WAIVERS SET FORTH IN THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, IN THIS SECTION 10, AND UNDERSTANDS THEIR SIGNIFICANCE AND EFFECT. PURCHASER ACKNOWLEDGES AND AGREES THAT THE DISCLAIMERS AND OTHER AGREEMENTS SET FORTH IN THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, IN THIS SECTION 10, ARE AN INTEGRAL PART OF THIS AGREEMENT, AND THAT SELLER WOULD NOT HAVE AGREED TO SELL THE PROPERTY TO PURCHASER FOR THE PURCHASE PRICE WITHOUT THE DISCLAIMERS AND OTHER AGREEMENTS SET FORTH IN THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, IN THIS SECTION 10. THE TERMS AND CONDITIONS OF THIS SECTION 10 WILL EXPRESSLY SURVIVE THE CLOSING OR ANY TERMINATION OF THIS AGREEMENT AND WILL NOT MERGE WITH THE PROVISIONS OF ANY CLOSING DOCUMENTS.

11.           LIMITATION OF LIABILITY. Except as specifically set forth in Section 9.7 of this Agreement, no constituent member in, manager or agent of Seller, nor any advisor, trustee, director, officer, employee, beneficiary, shareholder, participant, representative or agent of any corporation or trust that is or becomes a constituent member in Seller (including, but not limited to, Kite Realty Group, L.P. and Kite Realty Group Trust). shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement or document made, delivered or entered into under or pursuant to the provisions of this Agreement or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and Purchaser and its successors and assigns and, without limitation, all other persons and entities, shall look solely to Seller’s estate and interest in the Property (and all profits, awards, income and other proceeds therefrom) for satisfaction of any liability of Seller with respect to this Agreement and all documents, agreements, understandings, and arrangements relating to the Transaction, and, except as provided herein, Purchaser, on behalf of itself and its successors and assigns, hereby waives any and all such personal liability. The provisions of this Section 11 shall survive termination of this Agreement

12.           OPERATION OF THE PROPERTY

From the Effective Date until the Closing Date or earlier termination of this Agreement, Seller shall own, manage and operate the Property in a manner consistent with past practices. Specifically, Seller hereby covenants and agrees to the following:

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12.1         Seller may (subject to the remaining provisions of this Section 12.1 and Section 12.2), in the ordinary course and consistent with Seller’s current practices, negotiate with prospective tenants. Between the Effective Date and the date three (3) business days prior to the expiration of the Review Period, Seller may enter into any new written leases, contracts, easements or other agreements affecting the Property or its operation (or any modifications, renewals, supplements, terminations, extensions, side letters or other agreements relating to any existing Leases, contracts, easements or agreements) and shall provide Purchaser notice thereof, together with a copy of such lease, contract, easement or other agreement, on or before the date three (3) business days prior to the expiration of the Review Period. From and after the date three (3) business days prior to the expiration of the Review Period, Seller shall not enter into any new leases, contracts, easements or other agreements affecting the Property or its operation (or any modifications, renewals, supplements, terminations, extensions, side letters or other agreements relating to any existing Leases, contracts, easements or agreements), other than (a) any lease agreement or amendment or termination which is required pursuant to an existing Lease or memorializes an exercise of an existing right or option under an existing Lease, and (b) service contracts or other agreements entered into in the ordinary course of business and which are cancelable by Seller without penalty on or before the Closing Date, unless Seller obtains Purchaser’s prior written consent, which consent, after the date three (3) business days prior to the expiration of the Review Period, may be given or denied in Purchaser’s sole discretion. In any case where Purchaser’s consent is required under this Section 12.1, if Purchaser does not respond to Seller’s consent request within five (5) business days of Seller’s request, Purchaser shall be deemed to have consented to the subject of the consent request. No rents or deposits with respect to the Property are or on the Closing Date will be held by Seller, except security deposits and prepaid rents for the current month.

12.2         Any leases consented to (or deemed consented to) by Purchaser pursuant to Section 12.1 shall constitute Leases for all purposes under this Agreement (and any references herein to the term “Leases” shall mean and include those consented to pursuant to Section 12.1) and shall be added to Exhibit I-2 attached hereto. Notwithstanding Section 12.1 of this Agreement, Seller shall have the unilateral right, in Seller’s sole but reasonable discretion, in an emergency situation to enter into any contract or agreement necessary to protect the Property and/or the persons thereon, provided that (a) Seller fully performs all obligations under such contract or agreement (monetary or non-monetary) and (b) the contract or agreement is terminated on or before the Closing Date.

12.3 Seller shall continue to offer the Property for lease in the same manner as currently conducted pursuant to its normal course of business and shall keep Purchaser reasonably informed as to the status of leasing prior to the Closing Date.

12.4         Seller shall conduct the business of the Property in the ordinary course and Seller shall not (i) sell, further pledge, or otherwise transfer or dispose of all or any part of any Property (except for such items of Personal Property as become obsolete or are disposed of in the ordinary course of business) or any direct interest in Seller, or enter into any agreement to do so; (ii) create or agree to any easements, liens, mortgages, encumbrances or other interests that would affect the Property or Seller’s ability to comply with this Agreement; (iii) fail to maintain and repair the Property in at least the manner that Seller has done previously; and/or (iv) terminate any tax appeals, condemnation awards proceedings, insurance settlement negotiations or proceedings, zoning changes, public roadway and/or traffic realignment negotiations with public authorities or the like, and/or storm water management agreements, and the like benefiting the Property. In the event that Seller receives any notices of violation of laws or municipal ordinances, regulations, orders or requirements of departments of housing, building, fire, labor, health, or other state, city or municipal departments or other governmental authorities having jurisdiction against or affecting the Property or the use or operation thereof, and Seller does not promptly comply with the same, Purchaser may elect to terminate this Agreement and, in such event this Agreement shall be of no further force or effect and the Earnest Money shall be returned to Purchaser and neither party shall have any further liability or obligation hereunder except those that expressly survive termination.

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12.5         Seller shall terminate (or deliver written notice of termination with respect to) all Service Contracts so that all Service Contracts are terminated on or before the Closing Date.

12.6         Seller shall maintain in full force and effect its current or equivalent property insurance on the Property and shall give Purchaser prompt written notice of any fire or other casualty or any notice regarding condemnation, eminent domain or any other taking affecting the Property after the Effective Date.

12.7         Seller shall use best efforts to promptly deliver to Purchaser copies of any written communications (including e-mails, letters, invoices and the like) sent by Seller to, or received by Seller from, any tenants of the Property or service or materials providers to the Property relating to defaults, audits, repair requests, lease or other contract modifications, terminations, extensions, payment requests, and other similar communications of a material nature sent or received from and after the Effective Date up through the Closing.

13.           MISCELLANEOUS.

13.1         All prior understandings and agreements heretofore between Seller and Purchaser with respect to the Property are merged in this Agreement and Seller’s Closing Documents. This Agreement, Seller’s Closing Documents and Purchaser’s Closing Documents fully and completely express the agreement of the parties, there are no written or oral agreements between the parties relating to this transaction that are not expressly set forth herein and this Agreement supersedes all prior oral or written agreements relating to this Transaction. Purchaser further acknowledges that, except as expressly provided in this Agreement and the Seller’s Closing Documents, neither Seller nor Purchaser nor any agent or representative of such party has made, and Seller or Purchaser, as applicable, is not liable for or bound in any manner by, any express or implied warranties, guarantees, promises, statements, inducements, representations or information pertaining to the Property.

13.2         Purchaser’s rights and obligations hereunder shall not be assignable without the prior written consent of Seller in Seller’s sole discretion. Notwithstanding the foregoing, Purchaser shall have the right, without the necessity of obtaining Seller’s consent but with prior written notice to Seller, to assign its right, title and interest in and to this Agreement to any subsidiary of either of its affiliates Phillips Edison Grocery Center REIT I or Phillips Edison Grocery Center REIT II or other entity that is wholly-owned or controlled by Purchaser or its principals, at any time before the Closing Date. Purchaser shall in no event by released from any of its obligations or liabilities hereunder in connection with any assignment. Subject to the foregoing, this Agreement shall inure to the benefit of and shall be binding upon Seller and Purchaser and their respective successors and assigns.

13.3         This Agreement shall not be modified or amended except in a written document signed by Seller and Purchaser.

29

13.4         This Agreement shall be governed and interpreted in accordance with the laws of the State, without reference to its choice of law principles.

13.5         Any notice required or permitted to be delivered hereunder shall be in writing and be deemed received when (i) personally delivered (including delivery via email, provided that such email specifically states that it is intended to be notice as required pursuant to Section 13.5 of this Agreement and delivery is confirmed), or (ii) one (1) business day after being deposited with a nationally recognized overnight courier service, charges prepaid, and properly addressed for next-day delivery, addressed as follows:

1.	If to Seller:

KRG St. Cloud 13th, LLC

c/o Kite Realty Group, L.P.

30 S. Meridian Street

Suite 1100

Indianapolis, IN 46204

Attn: Daniel R. Sink, Executive Vice President and Chief Financial

    Officer

Email:  dsink@kiterealty.com

With a copy to:

Kite Realty Group, L.P.

30 S. Meridian Street

Suite 1100

Indianapolis, IN 46204

Attn: Scott E. Murray, Executive Vice President, General Counsel

     and Corporate Secretary

Email:  smurray@kiterealty.com

And with a copy to:

Ice Miller LLP

One American Square

Suite 2900

Indianapolis, IN 46282-0200

Attn: April Sparks Pyatt, Esq.

Email: April.Pyatt@icemiller.com

2.	If to Purchaser:

The Phillips Edison Group LLC

11501 Northlake Drive

Cincinnati, Ohio 45249

Attn: Mr. Stephen Bien

Fax: (513) 956-5660

E-mail: sbien@phillipsedison.com

30

And

The Phillips Edison Group LLC

222 South Main Street, Suite 1730

Salt Lake City, Utah 84101

Attn: Mr. Hal Scudder

Fax: (801) 521-6952

E-mail: hscudder@phillipsedison.com

With a copy to:

Honigman Miller Schwartz and Cohn LLP

39400 Woodward Avenue, Suite 101
Bloomfield Hills, Michigan 48304-5151
Attention: J. Adam Rothstein, Esq.
Fax: (248) 566-8479
E-mail: jrothstein@honigman.com

And

Attention: Sarah G. Deson, Esq.

Fax: (248) 566-8613

E-mail: sdeson@honigman.com

3.	If to Title Company:

Fidelity National Title Group

5565 Glenridge Connector, Suite 300

Atlanta, Georgia 30342

Attention: Linda Hart

Fax: (404) 968-2182

Email: linda.hart@fntg.com

Notice may be given by and/or to counsel for the parties. All notices given in accordance with the terms hereof shall be deemed received on the next business day if sent by overnight courier and on the same day if sent by email before 5:00 P.M. (Eastern Standard Time), or when delivered personally or otherwise received. Either party may change its address for notice from time to time by delivery of at least three (3) business days’ prior written notice of such change to the other party hereto in the manner prescribed herein.

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13.6         WAIVER OF RIGHT TO JURY TRIAL. PURCHASER AND SELLER EACH DO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THEIR RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, OR UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE DOCUMENTS DELIVERED BY PURCHASER AT CLOSING OR SELLER AT CLOSING, OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ANY ACTIONS OF EITHER PARTY ARISING OUT OF OR RELATED IN ANY MANNER WITH THIS AGREEMENT OR THE PROPERTY (INCLUDING WITHOUT LIMITATION, ANY ACTION TO RESCIND OR CANCEL THIS AGREEMENT AND ANY CLAIMS OR DEFENSES ASSERTING THAT THIS AGREEMENT WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). IN ADDITION, PURCHASER WAIVES ANY RIGHT TO SEEK RESCISSION OF THE TRANSACTION. THIS WAIVER IS A MATERIAL INDUCEMENT FOR SELLER TO ENTER INTO AND ACCEPT THIS AGREEMENT AND THE DOCUMENTS DELIVERED BY PURCHASER AT CLOSING AND SHALL SURVIVE THE CLOSING OR ANY TERMINATION OF THIS AGREEMENT.

13.7         Except as may be required by law, rule or regulation or court order, or in connection with the enforcement or defense to enforcement of this Agreement, or which is a matter of public record, without the prior written consent of Seller, Purchaser shall not disclose to any third party the existence of this Agreement or any term or condition thereof or the results of any inspections or studies undertaken in connection herewith. Purchaser agrees to keep confidential and not to use, other than in connection with its determination whether to proceed with the purchase of the Property in accordance with Section 4 hereof, any of the documents, material or information regarding the Property supplied to Purchaser by Seller or by any third party at the request of Seller, including, without limitation any environmental site assessment reports furnished to Purchaser, except Purchaser may share such documents, material and information with Purchaser’s consultants, agents, potential lenders and potential investors and joint venture partners on a “need to know” basis, unless Purchaser is compelled to disclose such documents, material or information by law or by subpoena. The foregoing confidentiality provisions and limitations of disclosure shall not apply with respect to any information which was lawfully in the possession of Purchaser prior to disclosure by Seller or is generally available to the public (other than as a result of wrongful Purchaser’s disclosure thereof). Purchaser agrees to indemnify and hold harmless Seller from and against any and all losses, damages (but not consequential damages), claims and liabilities of any kind (including, without limitation, reasonable attorneys’ fees) arising out of Purchaser’s breach of this Section 13.7. In the event that the Closing does not occur in accordance with the terms of this Agreement, Purchaser shall promptly destroy all of the documents, materials and information regarding the Property supplied to Purchaser by Seller or at the request of Seller, return such documents, materials and information to Seller. The provisions of this Section 13.7 shall survive termination of this Agreement. Upon Closing, Purchaser and Seller shall have the right to issue press releases, filings and other publicity concerning the transaction contemplated hereby, provided that any such press releases, filings or other publicity prior to Closing shall be subject to Seller’s and Purchaser’s approval, not to be unreasonably withheld, conditioned or delayed.

13.8         Intentionally omitted.

13.9         This Agreement or any notice or memorandum hereof shall not be recorded in any public record. A violation of this prohibition shall constitute a material breach by Purchaser, entitling Seller to terminate this Agreement.

32

13.10       Seller and Purchaser hereby designate Title Company to act as and perform the duties and obligations of “reporting person” with respect to the transaction contemplated by this Agreement for purposes of 26 C.F.R Section 1.6045-4(e)(5) relating to the requirements for information reporting on real estate transactions closed on or after January 1, 1991. In this regard, Seller and Purchaser each agree to execute at Closing, and to cause the Title Company to execute at Closing, a Form 1099-S Statement, designating Title Company as the reporting person with respect to the transaction contemplated by this Agreement.

13.11       The captions and headings used in this Agreement are for convenience only and do not in any way limit, amplify, or otherwise modify the provisions of this Agreement.

13.12       If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never composed a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by such illegal, invalid, or unenforceable provision or by its severance from this Agreement.

13.13       Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be understood to be followed by the words “without limitation.”

13.14       No covenant, term or condition of this Agreement, other than as expressly set forth herein, shall be deemed to have been waived by Seller or Purchaser unless such waiver is in writing and executed by Seller or Purchaser, as the case may be. A waiver by any party of a performance obligation or default under any provision of this Agreement shall not be deemed (i) a waiver of a further obligation or default under the same provision or (ii) a waiver of an obligation or default under any other provision.

13.15       Nothing contained in this Agreement shall be construed as authorizing Purchaser to apply for a zoning change, variance, subdivision maps, lot line adjustment, or other discretionary governmental act, approval or permit with respect to the Property prior to the Closing, and Purchaser agrees not to do so. Purchaser agrees not to submit any reports, studies or other documents, including plans and specifications, impact statements for water, sewage, drainage or traffic, environmental reports, or energy conservation checklists to any governmental agency prior to the Closing. Purchaser’s obligation to purchase the Property shall not be subject to or conditioned upon Purchaser’s obtaining any variances, zoning amendments, subdivision maps, lot line adjustment or other discretionary governmental act, approval or permit.

13.16       If an action by any party requires the consent or approval of another party, that consent or approval shall be given, if at all, in writing, and any consent or approval given in one instance shall not be deemed a consent or approval in any other instance.

13.17       Any list of examples set forth in this Agreement shall be deemed to be illustrative, not exhaustive, unless explicitly specified otherwise. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. The use of the neuter singular pronoun to refer to any party shall be a proper reference even though that party may be an individual, a business entity, or a group of two or more individuals or business entities. All attachments referenced within the Agreement shall be deemed incorporated in the Agreement by such reference.

33

14.           NO THIRD PARTY BENEFICIARIES.

PURCHASER AND SELLER HEREBY ACKNOWLEDGE AND AGREE THAT, EXCEPT AS EXPRESSLY SET FORTH HEREIN TO THE CONTRARY, THERE ARE NO THIRD PARTY BENEFICIARIES TO THIS AGREEMENT, AND, ACCORDINGLY, EXCEPT AS EXPRESSLY SET FORTH HEREIN TO THE CONTRARY, NO THIRD PARTY (INCLUDING, WITHOUT LIMITATION, ANY BROKER AND THE TITLE COMPANY) SHALL HAVE THE RIGHT TO ENFORCE THIS AGREEMENT FOR THE BENEFIT OF SUCH THIRD PARTY OR AGAINST THE INTERESTS OF PURCHASER OR SELLER. EITHER OF SELLER OR PURCHASER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING BROUGHT BY ANY SUCH THIRD PARTY AGAINST SELLER OR PURCHASER IN CONNECTION WITH THIS AGREEMENT AS CONCLUSIVE EVIDENCE OF THE PARTIES’ INTENTIONS.

15.           TIME OF PERFORMANCE. Time is of the essence in this Agreement. In the event the provisions of this Agreement provide for the performance of an obligation by Purchaser or Seller on a day other than a business day, then the time for the performance of such obligation shall be automatically adjourned to the first (1st) business day immediately succeeding the day on which such obligation would otherwise be required to be performed. In the event the provisions of this Agreement provide that Purchaser or Seller shall have the right to adjourn the performance of an obligation by Purchaser or Seller, as applicable, to a day that is other than a business day, then Purchaser or Seller, as applicable, shall have the right to adjourn the time for the performance of such obligation to the first (1st) business day immediately succeeding the day on which such adjourned obligation would otherwise be required to be performed. As used herein, the term “business day” means any day other than a Saturday, Sunday, or any day that is a federal holiday.

16.           COUNTERPART EXECUTION; EXECUTION BY FACSIMILE. This Agreement may be executed in more than one identical counterpart, each of which, when taken together, shall be deemed to be one (1) instrument. Facsimile signatures or signatures transmitted via email (as a .pdf file or .tif file) shall be treated as originals for all purposes.

17.           LEGAL REPRESENTATION. Each party hereto has been represented by legal counsel in connection with the negotiation of the transactions herein contemplated and the drafting and negotiation of this Agreement. Each party hereto and its counsel has had an opportunity to review and suggest revisions to the language of this Agreement. Accordingly, no provision of this Agreement shall be construed for or against or interpreted to the benefit or disadvantage of any party by reason of any party having or being deemed to have structured or drafted such provision, notwithstanding any contrary rule of construction or interpretation at law or in equity.

18.           NO SPECIAL RELATIONSHIP BETWEEN SELLER AND PURCHASER. Purchaser and Seller acknowledge and agree that the relationship between Purchaser and Seller is solely a commercial relationship, and the execution of this Agreement by Purchaser and Seller shall not create (and neither Purchaser nor Seller intends to create) any relationship of principal and agent between Purchaser and Seller, or any partnership or joint venture relationship between Purchaser and Seller. Neither Purchaser nor Seller shall be deemed to be a fiduciary of the other party.

34

19.           ATTORNEYS’ FEES. If any action, suit, arbitration or other proceeding is instituted by any party to this Agreement for the purpose of interpreting any of the terms hereof or to prevent or remedy a default hereunder by any other party, for otherwise relating to this Agreement, the prevailing party shall be reimbursed by the non-prevailing party for all of such prevailing party’s reasonable attorneys’ fees incurred in each and every such action, suit, arbitration or other proceeding, including any and all appeals or petitions therefrom. As used in this paragraph, (i) “attorneys’ fees” shall be deemed to mean the reasonable, actual costs of any legal services actually performed in connection with the matters involved, calculated on the basis of the usual fee charged by the attorney and any paralegals and legal staff performing such service, and (ii) “prevailing party” includes, but is not limited to, a party who obtains legal counsel or brings any action against the other party by reason of an alleged breach or default and obtains substantially the relief sought, whether by compromise, settlement or judgment.

20.           FURTHER ASSURANCES. Each party hereto agrees that, from and after the Closing, upon the reasonable request of the other party hereto and without further consideration, such party will execute and deliver to such other party such documents and further assurances and will take such other actions (without cost to such party) as such other party may reasonably request in order to carry out the purpose and intention of this Agreement, including, but not limited, to the effective consummation of the transactions contemplated under the provisions of this Agreement. The provisions of the Section 20 shall survive the Closing.

21.           RADON GAS. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county health department.

22.           SEC FILINGS.

(a) Seller’s Filings. Seller has advised Purchaser that Seller may be required to file, in compliance with certain laws and regulations (including, without limitation, Regulation S-X of the Securities and Exchange Commission), audited financial statements, proforma financial statements or other financial information related to the Property for the period of time related to its period of ownership of the Property (the “Financial Information”). Following Closing, Purchaser agrees to use commercially reasonable efforts to cooperate with Seller and its representatives and agents (at Seller’s sole cost and expense and without any liability to Purchaser) in the preparation of the Financial Information for Seller’s benefit, including providing Seller with copies of or reasonable access to any books and records related to the Property that Seller may reasonably request after Closing, to the extent the same are in the possession or control of Purchaser. Furthermore, Purchaser agrees to provide any reasonably required representations to the auditors with respect to such Financial Information for Seller’s benefit. Notwithstanding the foregoing, Purchaser shall not be required to incur any costs and expenses in connection with the preparation of such Financial Information for Seller’s benefit or its cooperation with Seller hereunder. This Section 22 shall survive Closing.

35

(b) Purchaser’s Filings. Purchaser has advised Seller that Purchaser may be required to file, in compliance with certain laws and regulations (including, without limitation, Regulation S-X of the Securities and Exchange Commission), audited financial statements, pro forma financial statements and other financial information related to the Property for up to 18 months prior to Closing and any interim period during the fiscal year in which the Closing occurs (the “Financial Information”). Following the Closing, Seller agrees to use its commercially reasonable efforts to cooperate with Purchaser and its representatives and agents (at Purchaser’s sole cost and expense and without any liability to Seller) in the preparation of the Financial Information; provided, however, Seller shall not be required to incur any out of pocket expenses or costs unless Purchaser reimburses Seller for the same. Seller shall maintain and allow access to, during normal business hours, such books and records of Seller and Seller’s manager of the Property reasonably related to the Property that Seller does not deem proprietary or confidential. Further, so long as the persons in charge of management of the Property at the time of Closing remains in the employ of Seller or an affiliate of Seller, Seller will make such persons available for interview.  Notwithstanding the foregoing, Seller shall not be required to provide any information concerning (a) Seller’s capital structure or debt, (b) Seller’s financial analyses or projections, investment analyses, account summaries or other documents prepared solely for Seller’s internal purposes and not directly related to the operation of the Property, (c) Seller’s tax returns or (d) financial statements of Seller or any affiliate of Seller (other than Property-level financial statements).  Purchaser may not use the results of its review under this Section to pursue any claim against Seller under the terms of this Agreement. This Section shall survive Closing.

23.           LIKE-KIND EXCHANGE. Seller and Purchaser acknowledge and agree that the purchase and sale of the Property may be part of a tax-free exchange under Section 1031 of the Internal Revenue Code for either Seller or Purchaser. Each party hereby agrees to take all reasonable steps necessary before, on or after the Closing Date, to facilitate such exchange if requested by the other party at the sole cost of the exchanging party; provided, that the party making such accommodation shall not be required to acquire any substitute property or incur any cost, expense or other obligation in connection with such exchange, and provided, further, that the Closing shall not be delayed, impaired or complicated thereby. The cooperating party shall not be required to take title to or convey any real or personal property other than the Property, and the cooperating party shall only be required to execute the standard facilitator documents customarily utilized by qualified intermediaries (e.g. assignment of purchase agreement forms) and such other agreements which may be reasonably requested by the other party.

24.           NO ASSUMPTION OF LIABILITIES. The parties acknowledge that the purchase and sale of the Property involves only the purchase and sale of the Property and that Seller is not selling a business nor do the parties intend that Purchaser be deemed a successor of Seller with respect to any liabilities of Seller to any third parties other than the tenants under the Leases. Accordingly, Purchaser shall neither assume nor be liable for the Seller Debts or any of the debts, liabilities, taxes or obligations of, or claims against any other person or entity, of any kind or nature, whether existing now, upon Closing or at any time thereafter, which shall be solely those of Seller, and Seller hereby agrees to indemnify, defend and hold harmless Purchaser against any loss, cost, liability, damage or expense with respect thereto. This Section 24 shall survive Closing for the Survival Period. Seller’s Debts is defined as “the following debts, liabilities, taxes, obligations and claims: (i) all payments and benefits owed to past and/or present employees of Seller in connection with the business being conducted on or from the Real Property as may have accrued through Closing, including, but not limited to, salaries, wages, commissions, bonuses, vacation pay, health and welfare contributions, pensions, profit sharing, severance or termination pay, or any other form of compensation or fringe benefit; (ii) all claims related to third-party lawsuits filed or threatened against Seller in connection with personal injury or property damage caused by Seller and occurring or alleged to have occurred prior to Closing; (iii) fines or penalties levied or assessed against Seller by a governmental authority for violations of laws committed by Seller at the Property with respect to the period prior to Closing, but specifically excluding any fines or penalties that are levied or assessed for violations of laws committed by a tenant or other third party (or for any violations of laws, the curing of which is a responsibility of a tenant under its Lease); and (iv) liabilities and obligations of Seller under the Service Contracts.”

36

25.           FURTHER COVENANT. Seller shall advise Purchaser of any knowledge Seller has or comes into with respect to (i) a Material Adverse Change prior to Closing, or (ii) one or more tenants ceasing operations from the Property.

26.           The following exhibits and schedule are attached to this Agreement and are incorporated into this Agreement by this reference and made a part hereof for all purposes:

(a)	Exhibit A, Legal Description of Property
(b)	Exhibit B, Intentionally omitted
(c)	Exhibit C, List of Service Contracts
(d)	Exhibit D, Intentionally omitted
(e)	Exhibit E, Special Warranty Deed
(f)	Exhibit F, Bill of Sale
(g)	Exhibit G, Tenant Notice Letter
(h)	Exhibit H, Assignment and Assumption of Leases and Security Deposits
(i)	Exhibit I-1, Rent Roll

Exhibit I-2, Exceptions to Lease Representations and Warranties

(j)	Exhibit J-1, Form of Estoppel Certificate

Exhibit J-2, Form of REA Estoppel

(k)	Exhibit K, Form of General Assignment
(l)	Exhibit L, List of Pending Litigation
(m)	Exhibit M, Form of Non Foreign Person Certificate
(n)	Exhibit N, Form of Disclosure Notice
(o)	Exhibit O, Form of Bring Down Certificate
(p)	Exhibit 4.3.8, FFY LOI

[Signature page follows]

37

IN WITNESS WHEREOF, Seller and Purchaser have executed and delivered this Agreement as of the date first above written.

SELLER:

KRG ST. CLOUD 13TH, LLC,
a Delaware limited liability company

By:	/s/ Daniel R. Sink
Daniel R. Sink, Executive Vice President
and Chief Financial Officer

S-1

Kite Realty Group, L.P., a Delaware limited partnership (“Member”), hereby joins in the execution of this Agreement to evidence Member’s guaranty of Seller’s obligations under Section 9.7 above. Member hereby waives all requirements of notice of the acceptance of this guaranty and all requirements of notice of breach or nonperformance by Seller. A separate action or actions may, at Purchaser’s option, be brought and prosecuted against Member, whether or not any action is first or subsequently brought against Seller, or whether or not Seller is joined in any such action, and Member may be joined in any action or proceeding commenced by Purchaser against Seller arising out of, in connection with or based upon the provisions of Section 9.7 above. Member waives any right to require Purchaser to proceed against Seller or pursue any other remedy in Purchaser’s power whatsoever. This guaranty shall remain in full force and effect notwithstanding the institution by or against Seller of bankruptcy, reorganization, readjustment, receivership or insolvency proceedings of any nature, or the disaffirmance of this Agreement in any such proceedings or otherwise. This guaranty shall be applicable to and binding upon the heirs, executors, administrators, representatives, successors and assigns of Purchaser, Seller and Member. Purchaser may, without notice, assign this guaranty in whole or in part. In the event that Purchaser should institute any suit against Member for violation of or to enforce any of the covenants or conditions of this guaranty or to enforce any right of Purchaser hereunder, or should Member institute any suit against Purchaser arising out of or in connection with this guaranty, or should either party institute a suit against the other for a declaration of rights hereunder, or should either party intervene in any suit in which the other is a party to enforce or protect its interest or rights hereunder, the prevailing party in any such suit shall be entitled to the fees of its attorney(s) in the reasonable amount thereof, to be determined by the court and taxed as a part of the costs therein. This guaranty shall survive Closing; notwithstanding the foregoing, this guaranty shall terminate and be of no further force and effect upon the expiration of the Survival Period (as defined in the Agreement).

[The rest of this page has been intentionally left blank.]

S-2

Dated: November 22, 2016	KITE REALTY GROUP, L.P., a Delaware
limited partnership

	By:	/s/ Daniel R. Sink
Daniel R. Sink, Executive Vice
President and Chief Financial Officer

S-3

PURCHASER:

THE PHILLIPS EDISON GROUP LLC,
an Ohio limited liability company

By:	Phillips Edison Limited Partnership,
a Delaware limited partnership,
Managing Member

	By:	Phillips Edison & Company, Inc.,
a Maryland corporation,
General Partner

		By:	/s/ Robert F. Myers
		Name:	Robert F. Myers
		Title:	Chief Operating Officer and Secretary

S-4

EARNEST MONEY ACKNOWLEDGMENT

The undersigned hereby acknowledges receipt of the portion or portions of the Earnest Money referred to below (to the extent the Earnest Money is to be paid in more than one portion, this page shall be completed where indicated below as to each portion received, executed by the undersigned and dated as of such receipt and then delivered to Seller and Purchaser to evidence its receipt of such portions of the Earnest Money). The undersigned agrees to hold the same, as escrow agent, pursuant to terms of the Agreement to which this Acknowledgment is attached and pursuant to applicable law. The liability of the undersigned is limited by the terms and conditions expressly set forth herein and by the laws of the state in which the Real Property is located and in no event shall the liability of the undersigned exceed the amount of the portion or portions of Earnest Money then being held. The undersigned shall have no liability whatsoever on account of or occasioned by any failure or negligence on the part of any bank, savings and loan or other savings institution wherein the Earnest Money is deposited, provided, however, that such institution is, at the time of deposit of the Earnest Money, federally insured. In the event of litigation affecting the duties of the undersigned as escrow agent relating to this Agreement and the Earnest Money, Seller and Purchaser, jointly, and not jointly and severally, shall reimburse the undersigned for all expenses incurred by the undersigned, including reasonable attorneys’ fees, unless such litigation results from or is caused by the gross negligence or misfeasance of the undersigned. In the event of any dispute between Seller and Purchaser pertaining to the Earnest Money, the undersigned may commence an interpleader action and deposit the portion of the Earnest Money then being held by it with a court of competent jurisdiction and in such event, the undersigned shall be relieved of all further obligation and liability hereunder.

FIDELITY NATIONAL TITLE COMPANY

Initial Earnest Money received on:
November 23, 2016	By:	/s/ Linda Hart
Linda Hart, Escrow Officer

Address:
Additional Earnest Money received on:
___________________	Fidelity National Title Group
National Commercial Services - Atlanta
5565 Glenridge Connector, Suite 300
Atlanta, Georgia 30342
(770) 325-2714 Direct Dial
(770) 265-4678 Cell
E-mail: Linda.hart@fntg.com

S-5

EXHIBIT A

LEGAL DESCRIPTION

Lot 2, of DYLAN PLAZA, according to the plat thereof recorded in Plat Book 14, Page 107, Public Records of Osceola County, Florida.

Also being described as follows:

A parcel of land lying in Section 4, Township 26 South, Range 30 East, Osceola County, Florida, being a portion of Lots 264, 263, 281, 282, 295, 296, 313, 314, 327, 328, 345, 346, 359, 360, 377 and a portion of a 30 foot wide platted right of way, SEMINOLE LAND AND INVESTMENT COMPANY’S LAKE FRONT ADDITION TO TOWN OF ST. CLOUD, according to the plat thereof as recorded in Plat Book B, Pages 61 and 62, of the Public Records of Osceola County, Florida and being more particularly described as follows:

Commence at the Northwest corner of the Southeast ¼ of said Section 4; thence run South 00°03’06” West, along the West line of the Southeast ¼ of said Section 4, a distance of 317.33 feet to the Point of Beginning; thence run South 89°56’54” East, a distance of 79.14 feet; thence run North 37°21’13” East, a distance of 356.59 feet; thence run North 52°38’47” West, a distance of 15.00 feet; thence run North 37°21’13” East, a distance of 15.00 feet to a point on the Southerly right of way line of U.S. Highway No. 192/441; thence run South 52°38’47” East, along said Southerly right of way line, a distance of 56.00 feet; thence run South 37°21’13” West, a distance of 257.92 feet; thence run South 52°34’28” East, a distance of 302.10 feet; thence run North 37°20’44” East, a distance of 258.30 feet to a point on aforesaid Southerly right of way line of U.S. Highway No. 192/441; thence run South 52°38’47” East, along said Southerly right of way line, a distance of 180.76 feet to the Northwesterly corner of Lil’ Champ Food Store property; thence run South 37°26’06” West, along the Westerly boundary of said Lil’ Champ Food Store property, a distance of 299.78 feet to the Southwest corner of said Lil’ Champ property; thence run South 52°38’47” East, along the Southerly line of said Lil’ Champ Food Store property, a distance of 150.13 feet to a point on the Westerly right of way line of Kissimmee Park Road as recorded in Official Records Book 822, Page 192, of the Public Records of Osceola County, Florida; thence run South 37°24’48” West, along said Westerly right of way line, a distance of 670.12 feet to a point on the Northerly line of a 80 foot wide Department of Transportation Drainage Easement; thence run North 33°05’25” West, along said Northerly line, a distance of 338.49 feet; thence run South 68°00’12” West, a distance of 71.97 feet to a point on the West line of the Southeast ¼ of said Section 4; thence run North 00°03’06” East, along said West line, a distance of 627.27 feet to the Point of Beginning.

Exhibit A – Page 1

EXHIBIT B

INTENTIONALLY OMITTED

Exhibit B – Page 1

EXHIBIT C

LIST OF SERVICE CONTRACTS

1.	Specialty License Agreement, dated December 8, 2015, by and between KRG St. Cloud 13th , LLC, and certain affiliated entities, and ValleyCrest Lanscape Maintenance, Inc.

2.	Shopping Center Service Agreement, dated November 25, 2015, by and between KRG Management, LLC, and Deep Green Waste & Recycling, LLC.

3.	Specialty License Agreement, dated September 1, 2015, by and between KRG Management, LLC, and Divisions Maintenance Group, Inc., as amended by that certain Amendment to Specialty License Agreement, dated February 19, 2016.

4.	Master Shopping Center Service Agreement, dated September 1, 2015, by and between KRG Management, LLC, and Divisions, Inc.

5.	Master Shopping Center Service Agreement, dated September 1, 2015, by and between KRG Management, LLC, and ValleyCrest Landscape Maintenance, Inc.

Exhibit C – Page 1

EXHIBIT D

INTENTIONALLY OMITTED

Exhibit D – Page 1

EXHIBIT E

FORM OF SPECIAL WARRANTY DEED

[TO BE CONFORMED TO STATUTORY REQUIREMENTS]

Prepared by/return to:

Grantee

c/o Phillips Edison & Company

11501 Northlake Drive

Cincinnati, Ohio 45249

Attn: Legal Services Department

Property Appraiser’s Parcel I.D. (Folio) Number (s):

Tax Identification No.

This space for recorder’s use only

SPECIAL WARRANTY DEED

THIS SPECIAL WARRANTY DEED, is made as of this _____ day of _________, 2016, between KRG ST. CLOUD 13TH, LLC, a Delaware limited liability company, having an address of c/o Kite Realty Group, 30 South Meridian Street, Suite 1100, Indianapolis, Indiana 46204, hereinafter called the Grantor, and _______________ Station LLC, a Delaware limited liability company, whose mailing address is c/o Phillips Edison & Company, 11501 Northlake Drive, Cincinnati, Ohio 45249 hereinafter called the Grantee.

(Whenever used herein the terms “GRANTOR” and “GRANTEE” shall include singular and plural, heirs, legal representatives, and assigns of individuals, and the successors and assigns of corporations, wherever the context so admits or requires.)

WITNESSETH :

THAT said Grantor, for and in consideration of the sum of TEN DOLLARS ($10.00), and other good and valuable consideration to said Grantor in hand paid by said Grantee, the receipt whereof is hereby acknowledged, has granted, bargained and sold, subject to matters herein stated, to the said Grantee and Grantee’s heirs and assigns forever, the following described land (the “Property”), situate, lying and being in Osceola County, Florida:

SEE LEGAL DESCRIPTION ATTACHED HERETO AS Exhibit A AND MADE A PART HEREOF FOR ALL PURPOSES.

TOGETHER with all improvements thereon and all rights, interests, tenements, hereditaments and appurtenances thereto belonging or in anywise appertaining.

Exhibit E – Page 1

AND said Grantor does hereby specifically warrant the fee simple title to said land, subject to the Permitted Exceptions (as defined below), that Grantor has good right and lawful authority to sell and convey the Property and will defend the same, subject to the Permitted Exceptions, against the lawful claims of all persons claiming by, through or under Grantor, but not otherwise. Title to the property hereinabove described is subject to the following exceptions (collectively, the “Permitted Exceptions”): (1) all real estate taxes and assessments due and payable after the date hereof, (2) all encumbrances, rights-of-way, easements, covenants, conditions, restrictions and other matters of record, (3) zoning and other governmental restrictions and regulations, (4) all written unrecorded leases and the rights of tenants as tenants only thereunder, and (5) all matters that would be disclosed by a diligent inspection and/or an accurate survey of the Property.

(Signature Page Follows.)

Exhibit E – Page 2

IN WITNESS WHEREOF, said Grantor has hereunto set Grantor’s hand and seal as of the day and year first above written.

KRG ST. CLOUD 13TH, LLC, a Delaware limited liability company

[Exhibit Only- No Signature Required.]

WITNESSES:

Printed Name

Printed Name

STATE OF INDIANA	)
) SS:
COUNTY OF MARION	)

The foregoing instrument was acknowledged before me the _____ day of ____________, 2016, by ______________________, the _________________________________ of KRG St. Cloud 13th, LLC, a Delaware limited liability company, on behalf of said entity.

Notary Public

Resident of	County

Commission expires:

Exhibit E – Page 3

EXHIBIT A TO DEED

Exhibit E – Page 4

EXHIBIT F

BILL OF SALE

PUBLIX AT ST. CLOUD, ST. CLOUD, FLORIDA

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, KRG ST. CLOUD 13TH, LLC, a Delaware limited liability company (“Seller”), does hereby sell, transfer and assign to ________________________, a ____________ limited liability company (“Purchaser”), without representation, warranty or recourse, the Personal Property (as such term is defined in that certain Real Estate Purchase and Sale Agreement, dated ____________, 2016, by and between Seller and Purchaser (the “Purchase Agreement”).

TO HAVE AND TO HOLD, the Personal Property unto Purchaser, its successors and assigns.

The Personal Property transferred pursuant to this Bill of Sale is conveyed AS-IS WHERE-IS WITHOUT ANY REPRESENTATION OF ANY KIND OR NATURE WHATSOEVER, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT.

This Bill of Sale is delivered pursuant to the Purchase Agreement and is subject to all of the terms and conditions thereof, including without limitation Section 10 thereof.

[SIGNATURE PAGE FOLLOWS]

Exhibit F – Page 1

IN WITNESS WHEREOF, Seller has executed this Bill of Sale as of the ______ day of _____________, 2016.

SELLER:

KRG ST. CLOUD 13TH, LLC,
a Delaware limited liability company

By:

Name:

Title:

Exhibit F – Page 2

EXHIBIT G

TENANT NOTICE LETTER

NOTICE TO TENANTS

OF ________________ SHOPPING CENTER

[INSERT CITY, STATE]

_____________________________, 2016

[INSERT DBA]

ATTN:

RE:	Transfer of Ownership of ____________ Shopping Center

[INSERT ADDRESS/CITY/STATE/ZIP]

Dear _______________:

Please be advised that today, [INSERT SELLER ENTITY NAME] conveyed [INSERT NAME OF CENTER] Shopping Center and assigned your lease to ____________ Station LLC. Your security deposit, if any, transferred to the new owner.

All amounts due prior to the conveyance remain payable to [INSERT SELLER ENTITY NAME]. Beginning with your next payment, your rent should be sent to the address provided in the enclosed Welcome Packet. Unless otherwise provided for in your lease agreement, your rental payment is due and payable on the first of each month. The name of the Property Manager and Accounts Receivable contact can also be found in the enclosed Welcome Packet.

Sincerely,

[INSERT SELLER ENTITY NAME]

By:
Name:
Its:

Exhibit G – Page 1

EXHIBIT H

ASSIGNMENT AND ASSUMPTION

OF LEASES AND SECURITY DEPOSITS

THIS ASSIGNMENT AND ASSUMPTION OF LEASES AND SECURITY DEPOSITS (“Assignment”) is entered into as of the ___ day of ______, 2016, by and between KRG ST. CLOUD 13TH, LLC, a Delaware limited liability company (“Assignor”), and _____________________, a ________________ (“Assignee”). Reference is hereby made to that certain Real Estate Purchase and Sale Agreement, dated ___, 2016, between Assignor and Assignee (the “Agreement”). Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Agreement.

1.             Property. The “Property” means the real property located in St. Cloud, Florida, together with the buildings, structures and other improvements located thereon as more fully described in the Agreement.

2.             Leases. The “Leases” means those leases, tenancies, rental agreements and occupancy agreements affecting the Property for the tenants identified in Exhibit A attached hereto.

3.             Security Deposits. “Security Deposits” means those certain refundable security deposits held by or for Assignor on account of tenants under the Leases as such deposits and with respect to which Assignee received a credit at the closing of the transaction with respect to which this Assignment has been executed and delivered.

4.             Assignment. For good and valuable consideration received by Assignor, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby grants, transfers and assigns and delivers to Assignee the entire right, title and interest of Assignor in and to the Leases and the Security Deposits, but reserving unto Assignor all uncollected rent attributable to the period prior to the date hereof pursuant to Section 5.11 of the Agreement. Subject to the limitations set forth in Section 9.7 of the Agreement and Section 10 of the Agreement, Assignor does hereby indemnify, defend and hold Assignee free and harmless from and against any and all costs, expenses, claims, losses or damages, liabilities and judgments which Assignee may suffer in respect of any claim by a tenant under any Lease that Assignor failed to observe or perform any of its obligations under such Lease arising or accruing prior to the date hereof, provided that Assignor’s obligations under this sentence shall apply only to claims for which Assignee has given Assignor notice within the Survival Period (as such term is defined in the Agreement).

5.             Assumption. Assignee hereby assumes the covenants, agreements and obligations of Assignor as landlord or lessor under the Leases which are to be performed or arise from and after the date hereof, and Assignee further assumes all liability of Assignor for the proper refund or return of the Security Deposits which are obligated to be refunded or returned from and after the date hereof if, when and as required by the Leases. Assignee does hereby indemnify, defend and hold Assignor free and harmless from and against any and all costs, expenses, claims, losses or damages, liabilities and judgments which Assignor may suffer in respect of any claim by a tenant under any Lease that Assignee failed to observe or perform any of its obligations under such Lease arising or accruing on or after the date hereof.

Exhibit H – Page 1

6.             Attorneys’ Fees. If any action, suit, arbitration or other proceeding is instituted by any party to this Assignment for the purpose of interpreting any of the terms hereof or to prevent or remedy a default hereunder by any other party, the prevailing party shall be reimbursed by the non-prevailing party for all of such prevailing party’s reasonable attorneys’ fees incurred in each and every such action, suit, arbitration or other proceeding, including any and all appeals or petitions therefrom. As used in this paragraph, (i) attorneys’ fees shall be deemed to mean the reasonable, actual costs of any legal services actually performed in connection with the matters involved, calculated on the basis of the usual fee charged by the attorney and any paralegals and legal staff performing such service, and (ii) prevailing party” includes, but is not limited to, a party who obtains legal counsel or brings any action against the other party by reason of an alleged breach or default and obtains substantially the relief sought, whether by compromise, settlement or judgment.

7.             Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and assigns.

8.             Counterparts. This Assignment may be signed in any number of counterparts each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

[Signature Page Follows]

Exhibit H – Page 2

IN WITNESS WHEREOF, Assignor and Assignee have executed and delivered this Assignment the day and year first above written.

ASSIGNOR:

KRG ST. CLOUD 13TH, LLC,
a Delaware limited liability company

By:

Name:

Title:

ASSIGNEE:

,
an _____________ limited liability company

By:

Name:

Title:

Exhibit H – Page 3

EXHIBIT A TO ASSIGNMENT AND ASSUMPTION

OF LEASES AND SECURITY DEPOSITS

Exhibit H – Page 4

EXHIBIT I-1

RENT ROLL

[See attached pages.]

Exhibit I – 1

EXHIBIT I-2

exceptions to lease representations and warranties

Lease commission of $4,476.00 owed to Landquest Commercial pursuant to FFY Lease.

Exhibit I – 2

EXHIBIT J-1

FORM OF ESTOPPEL CERTIFICATE

TO:	The Phillips Edison Group, its successors and assigns (“Purchaser”)

KRG St. Cloud 13th, LLC, a Delaware limited liability company (“Landlord”)

________________________________________ (“Tenant”) hereby warrants and represents to and agrees with Purchaser and Landlord as follows, with the understanding that Purchaser and Landlord are relying on such warranties, representations and agreements as an inducement to purchase and sell the property which is described in the lease:

1.             Tenant is the lessee under that certain lease (the “Lease”) pertaining to the Project which is dated _____________.

2.             The name of the current Landlord (Seller) is: ____________.

3.             The Lease is for the following portion of the Project ____________________________ (the “Demised Premises”) (if the entire Project, so state):

4.             The Lease has not been modified or amended except by the following documents (if none, so state): _________

5.             The initial term of the Lease commenced on _________, 2____ and shall expire on ______, 2_____, unless sooner terminated in accordance with the terms of the Lease. Tenant has no option to renew or extend the term of the Lease, except as follows (if none, so state): ______________

6.             The Lease, as it may have been modified or amended, contains the entire agreement of Landlord and Tenant with respect to the Demised Premises, and is in full force and effect.

7.             As of the date hereof, Tenant is occupying the Demised Premises and is paying rent on a current basis under the Lease.

(a)           The minimum monthly or base rent currently being paid by Tenant for the Demised Premises pursuant to the terms of the Lease is $______ per month and has been paid through ________________, 201___.

(b)           Percentage rent (“Percentage Rent”), if any, due under the Lease has been paid through _____________, 201__ and the amount of Percentage Rent for the last period paid was $________.

(c)           Common area maintenance, taxes, insurance and other charges (the “Reimbursables”), if any, due under the Lease have been paid through __________, 201__.

8.             Tenant has accepted possession of the Demised Premises, and all items of an executory nature relating thereto to be performed by Landlord have been completed, including, but not limited to, completion of construction thereof (and all other improvements required under the Lease) in accordance with the terms of the Lease and within the time periods set forth in the Lease. Landlord has paid in full any required contribution towards work to be performed by Tenant under the Lease, except as follows (if none, so state): __________________________.

Exhibit J – 1 – Page 1

9.             No default or event that with the passage of time or notice would constitute a default (hereinafter collectively a “Default”) on the part of Tenant exists under the Lease in the performance of the terms, covenants and conditions of the Lease required to be performed on the part of Tenant.

10.           To the best of Tenant’s knowledge, no Default on the part of Landlord exists under the Lease in the performance of the terms, covenants and conditions of the Lease required to be performed on the part of Landlord. Tenant has no defense as to its obligations under the Lease and asserts no setoff, claim or counterclaim against Landlord

11.           Tenant has no option or right to purchase all or any part of the Project.

12.           Tenant has not assigned, sublet, transferred, hypothecated or otherwise disposed of its interest in the Lease and/or the Premises, or any part thereof.

13.           Neither the Lease nor any obligations of Tenant thereunder have been guaranteed by any person or entity, except as follows (if none, so state): ______________________.

14.           No rentals are accrued and unpaid under the Lease, except for Percentage Rent, if any, or Reimbursables, if any, which are not yet due and payable.

15.           No prepayments of rentals due under the Lease have been made for more than one month in advance. No security or similar deposit has been made under the Lease, except for the sum of $_____ which has been deposited by Tenant with Landlord pursuant to the terms of the Lease.

16.           Tenant understands and acknowledges that Purchaser is about to purchase the Project and is relying upon the representations and warranties contained herein in making such purchase.

17.           Tenant’s street address (not a P.O. Box) for notice purposes is: ______________________________________.

18.           The undersigned is authorized to execute this Tenant Estoppel Certificate on behalf of Tenant.

19.          This Tenant Estoppel Certificate may be executed in any number of separate counterparts, each of which shall be deemed an original, but all of which, collectively and separately, shall constitute one and the same instrument.

20.           Landlord and Purchaser shall have the right to rely on this Estoppel Certificate

Exhibit J – 1 – Page 2

EXECUTED this __________ day of _______________, __________.

TENANT:

By:
Name:
Title:

Exhibit J – 1 – Page 3

SIGNATURE PAGE OF GUARANTOR TO ACKNOWLEDGEMENT OF TENANT ESTOPPEL CERTIFICATE

Acknowledgment of Guarantor

The undersigned guarantor of the Tenant’s obligations under the Lease pursuant to that certain Guaranty dated _______________, ____ (“Guaranty”), hereby certifies to ____________ that it has no defenses, claims or offsets to enforcement of the Guaranty against the undersigned.

EXECUTED this _____ day of _________________, 201_.

GUARANTOR:

By:
Name:
Its:

Exhibit J – 1 – Page 4

EXHIBIT J-2

FORM OF REA ESTOPPEL

_________________________, 201__

The Phillips Edison Group LLC,

and its successors and assigns

11501 Northlake Drive

Cincinnati, Ohio 45249

Re:	[Declaration of Easements, Covenants and Conditions/Reciprocal Easement Agreement] dated _____________, 20__, recorded in Book __, Page ______, as amended (collectively, the “Declaration”)

Shopping Center,

Ladies and Gentlemen:

At the request of _____________ (the “Owner”), the undersigned hereby certifies to you and your successors and assigns as prospective new owner (“New Owner”) with regard to the captioned shopping center (the “Property”), and agrees as follows, recognizing that New Owner will rely on the information contained herein:

1.             The Declaration is in full force and effect and has not been amended, modified, supplemented or superseded; no other agreement exists between the undersigned and the Owner with respect to the subject matter of the Declaration.

2.             Neither the undersigned nor the Owner is in default under the Declaration and no event has occurred which, with the passage of time or the giving of notice or both, would constitute a default by the Owner or the undersigned under the Declaration. There is no defense, offset, claim or counterclaim by or in favor of the undersigned against the Owner under the Declaration or against the obligations of the undersigned under the Declaration.

3.             The Owner and the undersigned have performed all of their respective obligations under the Declaration through the date hereof. The undersigned has no options to purchase, rights of first refusal, or similar rights to acquire all or any part of the Property under the Declaration. Without limiting the generality of the foregoing, all improvements currently made to or erected upon the Property fully comply with the provisions of the Declaration.

Exhibit J – 2 – Page 1

4.             [The Owner is obligated to make payments to the undersigned on account of ___________________________________.] [The undersigned is obligated to make payments to Owner on account of ___________________________________.] Currently, the amount of such payments are $__________ per [month] [quarter] [annum]. All such payments have been made through __________.

The undersigned acknowledges that New Owner shall be relying on this letter in connection with a potential acquisition of the Property. This letter shall be binding upon the undersigned and its successors and assigns.

Sincerely,

,
a ____________________________

By:
Name:
Title:

Exhibit J – 2 – Page 2

EXHIBIT K

GENERAL ASSIGNMENT

THIS GENERAL ASSIGNMENT (“Assignment”) is entered into as of the ___ day of ______, 2016, KRG ST. CLOUD 13TH, LLC, a Delaware limited liability company (“Assignor”), in favor of ___________________, a ____________ limited liability company (“Assignee”). Reference is hereby made to that certain Real Estate Purchase and Sale Agreement, dated ___, 2016, between Assignor and Assignee (the “Agreement”). Capitalized terms used herein but not defined herein shall have the meaning ascribed to them in the Agreement.

1.             Property. The “Property” means the real property located in St. Cloud, Florida together with the buildings, structures and other improvements located thereon as more fully described in the Agreement.

2.             Intangible Property. The “Intangible Property” shall have the same definition ascribed to it in the Agreement.

3.             Assignment. For good and valuable consideration received by Assignor, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby grants, transfers and assigns to Assignee the entire right, title and interest of Assignor in and to the Intangible Property, including, without limitation, the Roof Warranty dated _________, issued by _____________ and in and to all trade names used in connection with the Property.

4.             Attorneys’ Fees. If any action, suit, arbitration or other proceeding is instituted by any party to this Assignment for the purpose of interpreting any of the terms hereof or to prevent or remedy a default hereunder by any other party, the prevailing party shall be reimbursed by the non-prevailing party for all of such prevailing party’s reasonable attorneys’ fees incurred in each and every such action, suit, arbitration or other proceeding, including any and all appeals or petitions therefrom. As used in this paragraph, attorneys’ fees shall be deemed to mean the reasonable, actual costs of any legal services actually performed in connection with the matters involved, calculated on the basis of the usual fee charged by the attorney and any paralegals and legal staff performing such service.

5.             Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and assigns.

6.             Counterparts. This Assignment may be signed in any number of counterparts each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

[Signature Page Follows]

Exhibit K – Page 1

IN WITNESS WHEREOF, Assignor and Assignee have executed and delivered this Assignment the day and year first above written.

ASSIGNOR:

KRG ST. CLOUD 13TH, LLC,
a Delaware limited liability company

By:

Name:

Its:

ASSIGNEE:

__________________________ LLC,
an Indiana limited liability company

By:

Name:

Its:

Exhibit K – Page 2

EXHIBIT a TO GENERAL ASSIGNMENT AND ASSUMPTION AGREEMENT

Exhibit K – Page 3

EXHIBIT L

LIST OF PENDING LITIGATION

None.

Exhibit L – Page 1

EXHIBIT M

FORM OF NON FOREIGN PERSON CERTIFICATE

KITE REALTY GROUP, L.P., a Delaware limited partnership ("Transferor"), is the sole member of KRG ST. CLOUD 13TH, LLC, a Delaware limited liability company ("Seller"). Seller is transferring to _________ STATION LLC, a Delaware limited liability company ("Transferee"), that certain United States real property interest being more particularly described on Exhibit A attached hereto and incorporated by reference herein (the "Real Estate").

Section 1445 of the Internal Revenue Code (the "Code"), provides that a transferee of a United States property interest must withhold tax if the transferor is a foreign person. For United States tax purposes (including Code Section 1445), the owner of a disregarded entity (which has legal title to a United States real property interest under local law) will be the transferor of the United States real property interest and not the disregarded entity. Seller is a disregarded entity under the Code. In order to inform the Transferee that withholding of tax is not required upon the disposition by Transferor of the Real Estate, the undersigned Transferor declares by means of this Certificate, the following on behalf of Transferor:

1.             Transferor is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2.             Transferor is not a disregarded entity as defined in Section 1.1445-2(b)(2)(iii);

3.             Transferor’s U.S. Employer Identification Number is: 20-1453863; and

4.             Transferor’s office address is: 30 S. Meridian, Suite 1100, Indianapolis, Indiana 46204.

Transferor understands that this certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment or both.

Dated: ______________, 2016

KITE REALTY GROUP, L.P.,
a Delaware limited partnership

By:
Name:
Its:

Exhibit M – Page 1

EXHIBIT N

FORM OF DISCLOSURE NOTICE

Exhibit N – Page 1

EXHIBIT O

FORM OF BRING DOWN CERTIFICATE

KRG ST. CLOUD 13TH, LLC, a Delaware limited liability company (“Seller”), hereby certifies to __________________________ (“Buyer”) that the representations and warranties of Seller contained in that certain Real Estate Purchase and Sale Agreement, dated ____________, 2016 (“Purchase Agreement”) between Seller, as Seller, and The Phillips Edison Group LLC, an Ohio limited liability company, as Purchaser (as such Purchaser’s interest was assigned to _______________________ STATION LLC, a Delaware limited liability company), are true and correct in all material respects as of the date hereof, and that such representations and warranties shall survive for a period of one hundred eighty (180) days from the date hereof, subject to the provisions of the Purchase Agreement. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Purchase Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Bring Down Certificate as of _______________________, 2016.

KRG ST. CLOUD 13TH, LLC,
a Delaware limited liability company

By:
Name:
Its:

Exhibit O – Page 1